UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

UNIVERSAL CORPORATION

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ANNUAL MEETING OF SHAREHOLDERS
June 25, 2018

Dear Shareholder:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Universal Corporation, which will be held at our headquarters located at 9201 Forest Hill Avenue, Stony Point II Building, Richmond, Virginia 23235, on Thursday, August 2, 2018, commencing at 2:00 p.m., Eastern Time. At the Annual Meeting, you will be asked to (i) elect as directors the three nominees to the Board of Directors named in the accompanying Proxy Statement to serve three-year terms; (ii) cast a non- binding advisory vote to approve named executive officer compensation; and (iii) ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2019.

Please note that brokers may not vote your shares on the election of directors or on the advisory vote on executive compensation in the absence of your specific instructions as to how to vote. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Registered shareholders may vote by signing, dating, and returning the enclosed proxy card or voting instruction, or they may vote over the Internet or by telephone. Instructions for using these convenient services are set forth in the instructions for voting that are attached to the enclosed proxy card or voting instruction. Beneficial owners of shares of our Common Stock held in street name through a bank or brokerage account should follow the enclosed instructions for voting their shares. I hope you will be able to attend the Annual Meeting, but even if you cannot, please vote your shares as promptly as possible.

Sincerely,

GEORGE C. FREEMAN, III
Chairman, President, and
Chief Executive Officer

Universal Corporation
P.O. Box 25099
Richmond, Virginia 23260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Universal Corporation will be held at our headquarters located at 9201 Forest Hill Avenue, Stony Point II Building, Richmond, Virginia 23235, on Thursday, August 2, 2018, at 2:00 p.m., Eastern Time, for the following purposes:

(1)	to elect as directors the three nominees to the Board of Directors named in the accompanying Proxy Statement to serve three-year terms;

(2)	to approve a non-binding advisory resolution approving the compensation of our named executive officers;

(3)	to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2019; and

(4)	to act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of record of shares of our Common Stock at the close of business on June 12, 2018 shall be entitled to vote at the Annual Meeting.

Please note that brokers may not vote your shares on the election of directors or on the advisory vote on executive compensation in the absence of your specific instructions as to how to vote. Whether or not you expect to attend the Annual Meeting in person, it is important that you vote and we urge you to vote online, by phone or complete, sign, date, and return the enclosed proxy card in the envelope provided.

By Order of the Board of Directors,

PRESTON D. WIGNER
Secretary
June 25, 2018

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
OF UNIVERSAL CORPORATION

TO BE HELD AUGUST 2, 2018
APPROXIMATE DATE OF MAILING - JUNE 25, 2018

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the 2018 Annual Meeting of Shareholders of Universal Corporation, which we refer to as the Annual Meeting, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors has designated our headquarters located at 9201 Forest Hill Avenue, Stony Point II Building, Richmond, Virginia 23235, as the place of the Annual Meeting. The Annual Meeting will be called to order at 2:00 p.m., Eastern Time, on Thursday, August 2, 2018.

The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “Universal,” “we,” “us,” “our,” or “the Company” means Universal Corporation.

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which we refer to as the fiscal year 2018 Annual Report, is being mailed concurrently with this Proxy Statement to our shareholders. Unless otherwise specifically stated, our fiscal year 2018 Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials.

QUESTIONS AND ANSWERS FOR ANNUAL MEETING

Q:	Who is asking for my vote and why are you sending me this document?

A:
The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting of Shareholders, which are more fully described in this Proxy Statement. We are providing this Proxy Statement and related proxy card or voting instruction to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. A proxy, if duly executed and not revoked, will be voted and if it contains any specific instructions, it will be voted in accordance with those instructions.

Q:	Who is eligible to vote?

A:
You may vote only if you owned shares of Universal Corporation common stock, which we refer to as Common Stock, at the close of business on June 12, 2018, the record date established by the Board of Directors under Virginia law for determining shareholders entitled to notice of and to vote at the Annual Meeting. We had outstanding as of the record date 24,955,628 shares of Common Stock, each of which is entitled to one vote per share.

Q:	What is a proxy?

A:
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card. Messrs. Preston D. Wigner and David C. Moore have been designated as proxies or proxy holders for the Annual Meeting. Proxies properly executed and received by our Secretary prior to the Annual Meeting and not revoked will be voted in accordance with the terms thereof.

Q:	What is a voting instruction?

A:
A voting instruction is the instruction form you receive from your bank, broker, or other nominee if you hold your shares of Common Stock in street name, which we refer to as broker shares. The instruction form instructs you how to direct your bank, broker, or other nominee, as record holder, to vote your shares of Common Stock.

Q:	What am I voting on at the Annual Meeting?

A:	You will be voting on the following matters:

•	The election of the three nominees to the Board of Directors set forth in this Proxy Statement to serve three-year terms;

•	The approval of a non-binding advisory resolution approving the compensation of our named executive officers;

•	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2019; and

•	Any other business properly raised at the Annual Meeting or any adjournments or postponements thereof.

We are not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement. If other matters do properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy card to exercise the discretionary authority conferred by the proxy to vote such proxy in accordance with their best judgment.

Q:	What constitutes a quorum and how many votes must be present to hold the Annual Meeting?

A:
In order for the Annual Meeting to be conducted, a majority of the shares entitled to vote (i.e., a majority of the outstanding shares of Common Stock as of the record date) must be present in person or represented by proxy at the Annual Meeting for the transaction of business at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes, and broker shares that are voted on any matter are included in determining the number of votes present. Broker shares that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present. In the event that a quorum is not present at the Annual Meeting, it is expected that the Annual Meeting will be adjourned or postponed to solicit additional proxies. It is very important, therefore, that you vote your shares.

Q:	What vote is needed to elect directors?

A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors.

Q:	What vote is needed to approve the non-binding advisory resolution approving the compensation of our named executive officers?

A:
The approval of the non-binding advisory resolution approving the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal. The Board of Directors and the Executive Compensation, Nominating and Corporate Governance Committee, which we refer to as the Compensation and Governance Committee, value the opinions of our shareholders. To the extent that there is any significant vote against executive compensation, the Board of Directors and the Compensation and Governance Committee will consider shareholder concerns and evaluate whether any actions are necessary to address those concerns.

Q:	What vote is needed to ratify the appointment of Ernst & Young LLP?

A:	The ratification of the appointment of Ernst & Young LLP requires that the number of votes cast in favor of the ratification exceed the number of votes cast in opposition to the ratification.

Q:	What are the voting recommendations of the Board of Directors?

A:
The Board of Directors recommends that shareholders vote “FOR” all of the proposed nominees for director named in this Proxy Statement; “FOR” the approval of the non-binding resolution approving named executive officer compensation; and “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2019.

Q:	How do I vote?

A:
Registered shareholders (shareholders who hold Common Stock in certificated form as opposed to through a bank, broker, or other nominee) may vote in person at the Annual Meeting or by proxy. Registered shareholders have the following ways to vote by proxy:

•	by mail - complete, sign, date, and return the enclosed proxy card or voting instruction; or

•	over the Internet or by telephone - follow the instructions provided on the enclosed proxy card or voting instruction.

Registered shareholders are urged to deliver proxies and voting instructions by using the Internet, by calling the toll-free telephone number, or by completing and mailing the enclosed proxy card or voting instruction. The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their proxies or voting instructions, and to confirm that such instructions have been recorded properly. Instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card. Registered shareholders may also send their proxies or voting instructions by completing, signing, and dating the enclosed proxy card or voting instruction and returning it as promptly as possible in the enclosed postage-paid envelope.

Shareholders who hold broker shares, which we refer to as street name shareholders, who wish to vote at the Annual Meeting should be provided voting instructions from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker, or other nominee that holds the shares, using either the Internet address or the toll-free telephone number provided on the voting instruction, or otherwise complete, date, and sign the voting instruction and return it promptly in the enclosed postage-paid envelope.

The deadline for voting electronically over the Internet or by telephone is 11:59 p.m., Eastern Time, on August 1, 2018.

Q:	Can I attend the Annual Meeting?

A:
The Annual Meeting is open to all holders of our Common Stock as of the close of business on the record date, June 12, 2018. We will not permit cameras, recording devices, or other electronic devices at the Annual Meeting. We encourage you to vote your shares by proxy, but you may also vote by attending the Annual Meeting and voting in person.

Q:	What do I need in order to attend the Annual Meeting in person?

A:
Any shareholder of record as of the record date may attend the Annual Meeting; however, street name shareholders must have a legal proxy from their bank or broker and bring that proxy to the Annual Meeting to confirm you are the beneficial owner, and they must bring evidence of stock holdings, such as a recent brokerage account statement. Upon arrival at the Annual Meeting, you will also be required to present government-issued photo identification, such as a driver's license or passport.

Q:	Can I withhold my vote?

A:	You may withhold your vote with respect to the election of directors.

Q:	Can I change or revoke my proxy?

A:	Any shareholder who gives a proxy may change or revoke his or her proxy at any time before it is voted at the Annual Meeting. A shareholder may change or revoke his or her proxy by:

•	giving written notice of revocation to our Corporate Secretary, whose address is on page 5 of this Proxy Statement;

•	executing a proxy dated as of a later date; or

•	voting in person at the Annual Meeting.

If you voted over the Internet or by telephone, you can also revoke your vote by any of these methods or you can change your vote by voting again over the Internet or by telephone. If you decide to vote by completing, signing, dating, and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you decide later to change or revoke your proxy over the Internet or by telephone. Your attendance at the Annual Meeting will not itself revoke a proxy.

If you are a street name shareholder, you must follow the instructions found on the voting instruction card provided by the bank, broker, or other nominee, or contact your bank, broker, or other nominee in order to change or revoke your previously given proxy.

Q:	How will my shares be voted if I sign, date, and return my proxy card or voting instruction card, but do not provide complete voting instructions with respect to each proposal?

A:
Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all of the nominees for director named in this Proxy Statement; “FOR” the approval of the non-binding resolution approving named executive officer compensation; and “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2019; and according to the discretion of the proxy holders on any other business proposal properly raised at the Annual Meeting.

As to any other business that may properly come before the Annual Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of Common Stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders' discretion. The Board of Directors does not presently know of any other such business.

Q:	Will my shares be voted if I do not provide my proxy?

A:
It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name with our transfer agent, your unvoted shares will not be represented at the Annual Meeting. They also will not count toward the quorum requirement, which is explained under “What constitutes a quorum and how many votes must be present to hold the Annual Meeting?” on page 2 of this Proxy Statement, unless you attend the Annual Meeting to vote them in person.

If you are a street name shareholder, which means that your shares are registered with our transfer agent in the name of your bank, broker or other nominee, then your bank, broker, or other nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker, or other nominee when permitted. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Annual Meeting. Brokers have the discretionary authority under the rules of the New York Stock Exchange, which we also refer to as the NYSE, to vote shares for which their clients do not provide voting instructions on certain “routine” matters.

The rules of the NYSE, however, do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker, or other nominee cannot vote your shares on that proposal. Where brokers do not have discretion to vote or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Under circumstances where a broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to us of such inability to vote, broker non-votes will not be counted as voting in favor of or against the particular matter. Please note that your bank, broker or other nominee may not vote your shares with respect to (i) the election of the three nominees for director, or (ii) the approval of the non-binding advisory resolution approving the compensation of our named executive officers, in the absence of your specific instructions as to how to vote with respect to these matters. Under the rules of the NYSE, these matters are not considered “routine” matters. Based on NYSE rules, we believe that the ratification of the appointment of Ernst & Young LLP is a routine matter for which brokerage firms may vote on behalf of their clients if no voting instructions are provided. Therefore, if you are a street name shareholder and you do not return your voting instruction card, your bank, broker or other nominee may vote your shares “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. Please return your proxy card so your vote can be counted.

Q:	How are abstentions and broker non-votes counted?

A:
With respect to the election of directors, abstentions, withheld votes and broker non-votes will not be included in the vote total for the proposal to elect the nominees for director named in this Proxy Statement and will not affect the outcome of the vote for that proposal.

With respect to the approval of the non-binding advisory resolution approving the compensation of our named executive officers, abstentions and broker non-votes will have no effect on the proposal and will not count either in favor of, or against, the non-binding proposal.

With respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2019, abstentions and broker non-votes will have no effect on the proposal and will not count either in favor of, or against, the proposal.

Q:	Where can I find the results of the Annual Meeting?

A:
We expect to announce the preliminary voting results at the Annual Meeting and disclose the final results in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission within four business days after the Annual Meeting.

Q:	Who pays for the solicitation of proxies?

A:
We will pay all of the costs associated with this proxy solicitation. Proxies are being solicited by mail and may also be solicited in person or by telephone, facsimile, or other means of electronic transmission by our directors, officers, and employees. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock. It is contemplated that additional solicitation of proxies will be made by D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, at an anticipated cost to us of approximately $7,500, plus reimbursement of out-of-pocket expenses for such items as mailing, copying, phone calls, faxes, and other related matters. In addition, we will indemnify D.F. King against any losses arising out of D.F. King's proxy soliciting services on our behalf.

Q:	Could other matters be decided in the Annual Meeting?

A:
The Board of Directors does not know of any other business that may be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy card to vote on such matters as they, in their discretion, may determine.

Q:	Where can I find Universal Corporation's corporate governance materials?

A:
Our Corporate Governance Guidelines, including our independence standards for members of the Board of Directors, Code of Conduct, and the charters of the Audit Committee, the Compensation and Governance Committee, and all other standing committees, are available under the “Governance” section of our Internet website at http://investor.universalcorp.com/corporate-governance.cfm, and are available in print to any shareholder upon request by contacting us at the following address or phone number:

Universal Corporation
P.O. Box 25099
Richmond, Virginia 23260
Attention: Investor Relations
Telephone: (804) 359-9311

Q:	How do I communicate with the Board of Directors?

A:
Shareholders and other interested parties may at any time direct communications to the Board of Directors as a whole, to the director who presides at the executive sessions of the non-employee directors, or to any individual member of the Board of Directors, through our Internet website or by contacting our Corporate Secretary. The “Governance - Contact the Board” section of our Internet website at http://investor.universalcorp.com/contactboard.cfm contains an e-mail link established for receipt of communications with directors, and communications can also be delivered by mail by sending requests to our Corporate Secretary at the following address:

Universal Corporation
P.O. Box 25099
Richmond, Virginia 23260
Attention: Corporate Secretary
Telephone: (804) 359-9311

Shareholders making such communications are encouraged to state that they are shareholders and provide the exact name in which their shares of Common Stock are held and the number of shares held. Each individual communicating with the Board of Directors will receive a written acknowledgment from or on behalf of our Secretary after receipt of the communication sent in the manner described above. After screening such communications for issues unrelated to shareholder interests, our Secretary will distribute communications to the intended recipient(s) as appropriate. The process for such screening has been approved by our non-employee directors.

************************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 2, 2018.

Our Proxy Statement and fiscal year 2018 Annual Report are both available free of charge under the “Investor - Financial Information” section of our Internet website at http://investor.universalcorp.com/financials.cfm.

Our 2018 Annual Report to Shareholders, which includes a copy of our fiscal year 2018 Annual Report (excluding exhibits) as filed with the U.S. Securities and Exchange Commission ("SEC"), is being mailed to shareholders with this Proxy Statement.

We will provide additional copies of our fiscal year 2018 Annual Report, including the financial statements and financial statement schedules, without charge to any person to whom this Proxy Statement has been delivered if they so request. Requests should be directed to Investor Relations at the address or phone number provided on page 5 of this Proxy Statement.

We make available free of charge through our Internet website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which is referred to herein as the Exchange Act, as well as reports on Forms 3, 4 and 5 filed by our directors and executive officers pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

PROPOSAL ONE
ELECTION OF DIRECTORS
In accordance with our Articles of Incorporation and Bylaws, the Board of Directors is divided into three classes. The term of office of one of the three classes of directors expires each year, and each class is elected for a three-year term.

Five members of our board of directors have previously been elected to terms expiring in 2019 or 2020, as indicated below. The Compensation and Governance Committee has recommended to our Board of Directors, and our Board of Directors has approved, the nomination of the three remaining nominees set forth below to be elected for three-year terms at the Annual Meeting.

The following pages set forth certain information for each nominee, as well as all other incumbent directors, as of March 31, 2018, except as otherwise noted. All of the nominees and incumbent directors listed below except for Mr. Thomas H. Tullidge, Jr. are directors previously elected by the shareholders. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Mr. John B. Adams, Jr.'s current term expires at the Annual Meeting and he will not stand for re-election as he has reached retirement age as set forth in our governance guidelines.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. With a plurality vote, the nominees receiving the highest vote totals for the director positions up for election will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors. If, at the time of the Annual Meeting, any nominee should be unavailable to serve as a director, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve. In lieu of designating a substitute nominee, however, the Board of Directors may adopt a resolution pursuant to our Articles of Incorporation to reduce the number of directors.

Set forth below is information concerning the age, principal occupation, employment and directorships during the past five years, positions with the Company of each nominee and director, the year in which he or she first became a director of the Company and his or her term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes, or skills that led to the conclusion that each nominee and director should serve as a director as of the date of this Proxy Statement, in light of the Company's business and structure.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL ONE.

Incumbent Directors Whose Terms Expire in 2018 and Are Nominated for Election (Class III Directors)

DIANA F. CANTOR, 60, is currently a Partner at Alternative Investment Management, LLC, an independent privately-held investment management firm, a position she has held since January 2010. In this role, she provides executive oversight as a member of the Board of Managers and advises on strategic business development and investment activities. Mrs. Cantor also serves as Vice Chairwoman and a Trustee of the Virginia Retirement System, for which she is responsible for the oversight and administration of the Commonwealth of Virginia's retirement system, the 20th largest public or private pension system in the United States. Mrs. Cantor is the co-founder and formerly a Managing Director of Hudson James Group LLC, a strategic advisory and consulting services firm, a position she held from February 2012 to December 2014. Mrs. Cantor served as a Managing Director with New York Private Bank and Trust from January 2008 through December 2009, where she participated in the expansion of the Bank’s wealth management activities. She is the founder and formerly an Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia, a position she held from 1996 to 2007. In this role, she was responsible for the implementation and investment management of a $27 billion program. Earlier in her career, she served as a Vice President of Richmond Resources, Ltd., a real estate development, construction and management company, and as a Vice President at Goldman, Sachs & Co., overseeing the firm’s leveraged buyout and internal investment funds and the merchant banking operations. Mrs. Cantor serves on the board of directors of VICI Properties Inc., an experiential-asset focused real estate investment trust, since 2018, and is a member of its Audit & Finance Committee and Nominating and Corporate Governance Committee. She also serves as a director of Domino's Pizza, Inc., a global pizza restaurant chain and franchise pizza delivery company, since 2005, and is both Chairman of its Audit Committee and a member of its Nominating and Corporate Governance Committee. Mrs. Cantor previously served as a director and member of the Audit Committee of Revlon, Inc., a global cosmetics company, from 2013 to 2015, as a director of The Edelman Financial Group, Inc., a provider of investment advice, from 2011 to

2012, and as a director and Chairman of the Audit Committee of Media General, Inc., a provider of news, information and entertainment from 2005 until its merger with Nexstar Broadcasting Group, Inc. to form Nexstar Media Group, Inc. in January 2017. Mrs. Cantor has served as a director for Universal Corporation since 2012 and is Chairman of the Finance Committee and a member of the Pension Investment and the Executive Compensation, Nominating and Corporate Governance Committees.

Mrs. Cantor possesses extensive investment, financial and legal experience, in addition to significant public company directorship and committee experience, all of which add important, multi-disciplinary financial and strategic perspective to the Board of Directors. Her service on the boards of public multinational corporations offers the Board of Directors valuable insights on governance best practices and executive leadership.

ROBERT C. SLEDD, 65, is Managing Partner of Pinnacle Ventures, LLC, a venture capital firm, and Sledd Properties, LLC, an investment company, and has held these roles since 2008 and 2001, respectively. From January 2010 until January 2014, Mr. Sledd served as the Senior Economic Advisor to the former Governor of Virginia and was responsible for the development of Virginia’s strategic economic development plan and oversight in coordination with the Secretary of Commerce. In 1987, Mr. Sledd co-founded and served as Chief Executive Officer of Performance Food Group Company (“PFG”). During his tenure at PFG, Mr. Sledd oversaw the development and implementation of its strategic plan and took the company public in 1993, becoming Chairman and Chief Executive Officer in 1995. Under his leadership, PFG became the third largest foodservice distributor in the U.S. and the largest product processor and bagged salad supplier to both the retail and foodservice markets with approximately $7 billion in sales. Mr. Sledd remained Chairman until PFG was taken private in June 2008.

Since 1996, Mr. Sledd has served as a director on the board of Pool Corporation, a wholesale distributor of swimming pool supplies, equipment, and related leisure products, and is a member of the Audit and Compensation Committees. Over this time, Pool Corporation has been among the top performing companies on the Nasdaq. Since 2007, he has served on the board of Owens & Minor, Inc., a distributor of national name-brand medical and surgical supplies and a healthcare supply chain management company, and is a member of the Audit and Governance Committees. He has served as a director for Universal Corporation since 2009, and is Chairman of the Pension Investment Committee, as well as a member of the Audit and Finance Committees.

Mr. Sledd brings extensive executive leadership and strategic business experience in founding, expanding, executing an IPO and overseeing the sale of PFG, providing the Board of Directors with relevant expertise related to matters of management, corporate governance and strategic growth. Having served on the board of directors of several publicly traded companies, he has gained experience related to corporate governance matters in addition to experience in executive and risk oversight.

New Nominee to Join the Board of Directors as a Class III Director

THOMAS H. TULLIDGE, JR., 61, is Chief Strategy Officer, Legal and Finance, and a co-founder of Luxon Financial, LLC., a wealth management, insurance, and asset management service provider. In this role, he is responsible for developing, communicating, executing, and sustaining corporate strategic initiatives. Previously, Mr. Tullidge held several senior level positions within the Mergers and Acquisitions Group of Wachovia Securities, formerly First Union Securities, including Head of the Technology Mergers and Acquisitions Group. During his tenure at Wachovia Securities, Mr. Tullidge also led the Healthcare Mergers and Acquisitions Group and executed transactions across a wide range of industries in addition to healthcare and technology, including Business Services, Media and Entertainment, and Restaurants. Prior to joining First Union, he was a partner at Jefferson Capital Partners, Ltd., a private equity firm, and before that he served as Vice President in Business Development and as Senior Vice President, General Counsel and Corporate Secretary with Trigon Blue Cross Blue Shield. Mr. Tullidge was also a Partner with the law firm of McGuire Woods Battle & Boothe, LLP. He serves as a member of Luxon Financial’s Executive Committee, and as a director of Carpenter Co., the world's largest producer of comfort cushioning products, and of Gray Lumber Company, a privately held real estate investment firm. In addition, Mr. Tullidge serves as a director of the Jamestown-Yorktown Foundation, Inc.

Mr. Tullidge’s extensive experience in structuring, negotiating, and executing mergers and acquisitions, joint ventures, and other complex corporate finance transactions domestically and internationally will provide the Board of Directors valuable executive leadership, financial and corporate strategy perspective.

Incumbent Directors Whose Terms Expire in 2019 (Class I Directors)

THOMAS H. JOHNSON, 68, serves as Chief Executive Officer of Taffrail Group, LLC, an international strategic advisory firm, a position he has held since the firm’s founding in 2008. In addition, Mr. Johnson has served as Managing Partner of THJ Investments, L.P., a private investment firm, since November 2005. From 1997 to 2005, Mr. Johnson served as Chairman and Chief Executive Officer of Chesapeake Corporation, a global specialty packaging company, and then served as its Vice Chairman until April 2006. Prior to that, Mr. Johnson served as President and Chief Executive Officer of Riverwood International Corporation (and its predecessor company, Manville Forest Products Corporation). He previously held numerous management positions within Mead Corporation including President of its Paperboard Division and Director, Strategic Planning and Corporate Development. Among other accomplishments over the course of his 35-year career, Mr. Johnson established and managed subsidiaries and joint ventures in Asia-Pacific, South America and Europe, with operations in over 40 countries. Mr. Johnson has substantial board experience, including serving as an independent director of Coca-Cola Enterprises, Inc., a marketer, producer and distributor of Coca-Cola products, from 2007 until its merger with Coca-Cola European Partners ("CCEP") in 2016. CCEP is listed on the London and New York Stock exchanges. Following the merger, he continued to serve as a director of CCEP as the Senior Independent Director and a member of the Remuneration Committee and the Corporate Social Responsibility committees. Previously, Mr. Johnson was a director and member of the Audit and Compensation Committees of Tumi Holdings, Inc., a global distribution company offering travel and business products in multiple categories, until their merger with Samsonite International S.A. in 2016. Mr. Johnson has served on several other boards including Superior Essex, Inc., a manufacturer of wire and cable products, GenOn Corporation, an electricity producer, and its predecessor company, Mirant Corporation, until its merger with NRG Energy, Inc., and ModusLink Global Solutions, Inc., a supply chain business process management company. Mr. Johnson has served as a director for Universal Corporation since 2001 and is a member of the Executive Committee and the Chairman of the Executive Compensation, Nominating and Corporate Governance Committee.

Mr. Johnson's extensive executive management experience, including with strategy, investment, manufacturing, and distribution activities, and his service on the boards of several multinational corporations, provides the Board of Directors a valuable perspective on governance best practices and executive leadership, including in international markets such as Europe and Asia. Mr. Johnson has been recognized for his work in support of U.S. trade and business development in China, receiving the Marco Polo Award from the State Bureau of Foreign Experts, Peoples Republic of China, in 1999.

MICHAEL T. LAWTON, 59, retired as Executive Vice President and Chief Financial Officer of Domino’s Pizza, Inc., (“Domino’s”) in August 2015. In this position, Mr. Lawton oversaw all financial functions, including financial reporting, treasury, internal audit, tax, risk management, budgeting and analysis, as well as providing strategic oversight. During his time as Chief Financial Officer, Domino’s completed a refinancing of the company with a non-traditional asset backed securitization private placement. Mr. Lawton previously served in numerous executive roles with Domino's, including Interim Chief Information Officer, Executive Vice President of Supply Chain Services, in which he was responsible for North America supply chain operations, and Executive Vice President of International, during which he managed the international business during a period of rapid growth, which included entering 15 new markets. While in this role, he also led a cross-functional task force charged with evaluating the traffic decay in the U.S. business and identifying necessary strategic changes to reverse the trend. He began his tenure with Domino’s in 1999 as Vice President of International Finance, in which he worked with franchises across over 60 markets to identify opportunities for growth. From 1986 to 1999, Mr. Lawton held various financial and general management positions with Gerber Products Company, a subsidiary of Nestle, including serving as Senior Vice President and Chief Operating Officer. Earlier in his career, Mr. Lawton held several positions at Ernst & Whinney (now Ernst & Young) ranging from staff auditor to audit manager, serving clients in manufacturing, health care and wholesale. Since 2013, Mr. Lawton has been a Director of La-Z-Boy, Inc., a manufacturer, importer, distributor and retailer of upholstery furniture products, serving as Chairman of its Audit Committee and is a member of its Compensation Committee. Mr. Lawton has served as a director for Universal Corporation since 2016 and is a member of the Audit and Pension Investment Committees.

Mr. Lawton’s significant experience as a senior executive of a public company and well-known consumer brand, as well as his public company board experience, is valuable to the Board of Directors. He has extensive experience in risk oversight, executive compensation and corporate governance. In addition, Mr. Lawton brings to the Board of Directors a strong background in accounting and finance as well as extensive international management and supply chain experience.

Incumbent Directors Whose Terms Expire in 2020 (Class II Directors)

GEORGE C. FREEMAN, III, 55, has been Universal's Chief Executive Officer since April 2008, and President since December 2006. Previously, Mr. G. Freeman served as Universal’s General Counsel and Secretary from February 2001 until November 2005, and was elected Vice President in November 2005. Prior to joining Universal, Mr. G. Freeman served as a law clerk for the Honorable Richard S. Arnold, Circuit Judge, United States Court of Appeals for the Eighth Circuit; a law clerk for the Honorable Lewis F. Powell, Jr., Associate Justice, United States Supreme Court; and an associate with Hunton & Williams, an international law firm. Mr. G. Freeman is also a director of Tredegar Corporation, a manufacturer of plastic films and aluminum extrusions, since May 2011 and serves on its Nominating and Governance Committee and is Chair of its Executive Compensation Committee. He has served as Chairman of the Board of Universal since his election in 2008, and serves as Chairman of the Executive Committee and a member of the Finance Committee.

Through his years of service with Universal and as Chairman of the Board, Mr. G. Freeman provides strong and thoughtful leadership to the Board of Directors, utilizing his extensive risk oversight, management and corporate governance experience. In addition, as President and Chief Executive Officer, Mr. G. Freeman is able to communicate to and inform the Board about our management team, day-to-day operations, customer relationships, and important industry developments. The Board believes that Mr. G. Freeman's deep industry knowledge, financial expertise and forward-looking thinking brings an invaluable perspective to our current operations and our ongoing relationships with customers and suppliers, providing great value to the Board of Directors.

LENNART R. FREEMAN, 66, worked with Swedish Match AB, a Swedish producer and global distributor of smokeless tobacco products (“Swedish Match”), for over 30 years, serving in various executive roles of increasing responsibility, including as President and Chief Executive Officer of its North American Division and as President of its International Division. Under his leadership, the North American Division tripled its sales and operating income and the International Division successfully completed a major restructuring, resulting in the sale of the South African business to Philip Morris International in 2009 and the merger of the Cigar and Pipe Tobacco business with Scandinavian Tobacco Group in 2010, creating the second largest cigar company in the world. Earlier in his career at Swedish Match, he served as Managing Director, Cricket Lighters and as President for the Cigarette Division. Following his retirement from Swedish Match in 2011 and until December 2014, he served as a director of the board of Dometic Group AB, a privately-held global provider of comfort products for the recreational vehicle, automotive and marine markets. Mr. L. Freeman has served as a director for Universal Corporation since 2013 and is a member of the Audit Committee, the Executive Committee and the Executive Compensation, Nominating and Corporate Governance Committee.

Mr. L. Freeman is a well-recognized tobacco industry veteran, receiving the “Giant of the Industry Award” which was presented by the California Distributors Association in October 2005 and the “Captain of the Industry Award” which was presented by the Pennsylvania Distributors Association in October 2000. Mr. L. Freeman has no relation to Mr. G. Freeman.

Mr. L. Freeman's extensive experience in the tobacco industry adds depth to the Board of Director's ability to evaluate and develop industry opportunities and strategies. His years with Swedish Match, a multinational company, also adds a unique customer and international perspective to the Board of Directors.

EDDIE N. MOORE, JR., 70, served as President and Chief Executive Officer of Norfolk State University, a public, historically black liberal arts university from 2015 until 2017, and as interim President and Chief Executive Officer beginning in 2013. Mr. E. Moore was interim President and then Chief Executive Officer and President of St. Paul's College, a private, historically black liberal arts college, from November 2011 to June 2012. Beginning in June 1993 and until July 2010, Mr. E. Moore was the President of Virginia State University, a public research university. Upon retirement as President in 2010, he was named President Emeritus of Virginia State University, a position which he continues to hold. He previously served as University Comptroller at The College of William & Mary for two years, and as state treasurer for the Commonwealth of Virginia for three years, heading the Department of the Treasury and serving on 15 state boards and authorities with oversight responsibility for over $20 billion of the Commonwealth’s assets and investment portfolio. For the first 14 years of his career, Mr. E. Moore worked at Gulf Oil Corporation, which specializes in exploring, producing, refining and marketing of petroleum and natural gas. During his tenure at Gulf Oil Corporation, Mr. E. Moore rose through the ranks, ultimately directing major components of the company’s accounting and budgeting functions. Since 2005, he has served as a director of Owens & Minor, Inc. and is a member of its Audit Committee and Governance and Nominating Committee. Mr. E. Moore has served as a director for Universal Corporation since 2000 and is the Lead Independent Director, Chairman of the Audit Committee and a member of the Executive and Finance Committees.

Mr. E. Moore's strong background in accounting and finance and his leadership experience gained through managing prominent higher-educational institutions is valuable to the Board of Directors. Mr. E. Moore's experience in both the public and private sectors brings important perspectives and disciplines to the Board of Directors' deliberations and decision-making processes.

Incumbent Director Whose Term Expires at the 2018 Annual Meeting and is Retiring

JOHN B. ADAMS, JR., 73, is President, Chief Executive Officer and a director of Bowman Companies, a private land development company. Until his retirement from the Board, he is a member of the Audit, Executive, Finance and Pension Investment Committees and has been a director since 2003.

STOCK OWNERSHIP
Principal Shareholders

The following table sets forth as of June 12, 2018, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group we know to beneficially own more than 5% of the outstanding shares of such stock.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)
	(#)		(%)
BlackRock, Inc.	3,296,570	(2)	13.2%
55 East 52nd Street
New York, New York 10055
Vanguard Group, Inc.	3,007,160	(3)	12.1%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP	2,128,493	(4)	8.5%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746

(1)	The percentages shown in the table are based on 24,955,628 shares of Common Stock outstanding on June 12, 2018.

(2)
An amended Schedule 13G/A filed with the SEC on January 23, 2018 indicates that BlackRock, Inc., acting as a parent holding company, reported that it has sole voting power over 3,245,877 shares of Common Stock, shared voting power over no shares of Common Stock, sole dispositive power over 3,296,570 shares of Common Stock and shared dispositive power over no shares of Common Stock.

(3)
As reported on an amended Schedule 13G filed with the SEC on February 9, 2018. According to this filing, Vanguard Group, Inc. possessed sole voting power over 27,555 shares of Common Stock, shared voting power over 1,619 shares of Common Stock and sole dispositive power over 2,980,174 shares of Common Stock with shared dispositive power over 26,986 shares of Common Stock.

(4)
As reported on an amended Schedule 13G/A filed with the SEC on February 9, 2018. The amended Schedule 13G indicates that Dimensional Fund Advisors LP, in its capacity as investment adviser to certain commingled group trusts and separate accounts, has the sole voting power over 2,102,056 shares of Common Stock, shared voting power over no shares of Common Stock, sole dispositive power over 2,128,493 shares of Common Stock and shared dispositive power over no shares of Common Stock that are owned by such companies, trusts, and accounts.

Directors and Executive Officers

The following table sets forth as of June 12, 2018, certain information with respect to the beneficial ownership of shares of Common Stock by (i) each director or nominee, (ii) each executive officer listed in the “Summary Compensation Table”, who we refer to as the “named executive officers”, and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
	(#)	(%)
John B. Adams, Jr.	13,868	*
Theodore G. Broome	38,420	*
Diana F. Cantor	8,822	*
George C. Freeman, III	248,304	*
Lennart R. Freeman	7,078	*
Airton L. Hentschke	54,761	*
Thomas H. Johnson	16,779	*
Michael T. Lawton	3,800	*
David C. Moore	80,933	*
Eddie N. Moore, Jr.	23,340	*
Robert C. Sledd	10,094	*
Thomas H. Tullidge, Jr.	1,000	*
Preston D. Wigner	43,643	*
All current directors and executive officers as a group (18 persons)	634,259	2.5%

*	Percentage of ownership is less than 1% of the outstanding shares of Common Stock.

(1)	No executive officers or directors have pledged shares of Common Stock as security.

(2)	The percentages shown in the table are based on 24,955,628 shares of Common Stock outstanding on June 12, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of Common Stock with the SEC. Copies of those reports must also be furnished to us.

Based solely on a review of the copies of such reports furnished to us and written representations of our directors and executive officers, we believe that, during fiscal year 2018, all directors and executive officers filed with the SEC on a timely basis all reports required to be filed.

CORPORATE GOVERNANCE AND COMMITTEES
General

Our business and affairs are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are kept informed of our business through discussions with the Chairman, President, and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The corporate governance practices we follow are summarized below.

Corporate Governance Guidelines

The Board of Directors has adopted written Corporate Governance Guidelines that set forth the practices of the Board of Directors with respect to the qualification and selection of directors, director orientation and continuing education, director responsibilities, Board of Directors composition and performance, director access to management and independent advisors, director compensation, management evaluation and succession, evaluation of the Board of Directors' performance, and various other issues. The Corporate Governance Guidelines are available to shareholders and the public free of charge under the “Governance” section of our Internet website at http://investor.universalcorp.com/corporate-governance.cfm. A printed copy is available to any shareholder free of charge upon written request directed to Investor Relations at the address provided on page 5 of this Proxy Statement.

Code of Conduct

The Board of Directors has adopted a written Code of Conduct applicable to our directors, officers, and employees, and the directors, officers and employees of each of our subsidiaries and controlled affiliates. The Code of Conduct satisfies the NYSE requirements for a “Code of Business Conduct and Ethics” and the SEC definition of a “Code of Ethics for Senior Financial Officers.” The Code of Conduct addresses such topics as protection and proper use of company assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest, and insider trading. The Code of Conduct is available to shareholders and the public free of charge on our Internet website at http://www.universalcorp.com/compliance. A printed copy is available to any shareholder free of charge upon written request directed to Investor Relations at the address provided on page 5 of this Proxy Statement.

Director Independence

The Board of Directors, in its business judgment, has determined that each member of the Board of Directors, except Mr. G. Freeman, our Chairman, President, and Chief Executive Officer, is independent as defined by the NYSE listing standards and our Corporate Governance Guidelines. In reaching this conclusion and as set forth in the independence standards of our Corporate Governance Guidelines, the Board of Directors evaluated each director or nominee for director in light of the specified independence tests set forth in the NYSE listing standards. In addition, the Board of Directors considered whether we and our subsidiaries conduct business and have other relationships with organizations of which certain members of the Board of Directors or members of their immediate families are or were directors or officers. There has been no such business or relationships for the past three fiscal years.

Executive Sessions

The independent directors of the Board of Directors meet in executive session at least annually without management or employee directors present. The independent directors designate the Lead Independent Director, who is responsible for presiding over the executive sessions of the independent directors. For fiscal year 2018, the independent directors designated Mr. E. Moore as the Lead Independent Director. The Lead Independent Director is responsible for advising the Chairman, President, and Chief Executive Officer of the outcome of any decisions reached or suggestions made at these sessions. Executive sessions where non-employee directors meet on an informal basis may be scheduled either before or after each regularly scheduled Board of Directors meeting.

Communications with Directors

Interested parties may at any time direct communications to the Board of Directors as a whole, to the Lead Independent Director, or to any individual member of the Board of Directors, through our Internet website or by contacting our Secretary. The “Corporate Governance - Contact the Board” section of our Internet website at http://investor.universalcorp.com/contactboard.cfm contains an e-mail submission form established for submitting communications to directors. Communications can also be delivered by mail by sending requests to our Corporate Secretary, whose address is on page 5 of this Proxy Statement.

Shareholders making such communications are encouraged to state that they are shareholders and provide the exact name in which their shares of Common Stock are held and the number of shares held. Each individual communicating with the Board of Directors will receive a written acknowledgment from or on behalf of our Secretary after receipt of the communication sent in the manner described above. After screening such communications for issues unrelated to shareholder interests, our Secretary will distribute communications to the intended recipient(s) as appropriate. The process for such screening has been approved by our independent directors.

Board and Committee Meeting Attendance

During fiscal year 2018, there were six meetings of the Board of Directors. Each director attended 75% or more of the total number of meetings of the Board of Directors and of the committees on which they served.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Board of Directors does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. We operate with one individual, Mr. G. Freeman, serving as Chairman of the Board, President, and Chief Executive Officer. Mr. G. Freeman was elected by the Board of Directors as President on December 12, 2006, Chief Executive Officer on April 1, 2008 and Chairman of the Board on August 5, 2008. Prior to his election as our President and Chief Executive Officer, Mr. G. Freeman served as our General Counsel and Secretary from February 1, 2001 until November 2005, when he was elected Vice President. The Board of Directors believes that because Mr. G. Freeman has unique and extensive experience and understanding of our business, he is well situated to lead and execute strategy and business plans to maximize shareholder value by having a combined role of Chairman of the Board, President, and Chief Executive Officer.

The Company's Corporate Governance Guidelines permit the individual who serves as Chief Executive Officer to serve as Chairman of the Board of Directors. In order to ensure that independent directors continue to play a leading role in our governance, however, the Board of Directors established the position of a Lead Independent Director in our Corporate Governance Guidelines. Mr. E. Moore currently serves as our Lead Independent Director. The Lead Independent Director is elected by the independent directors and ensures that (i) the Board of Directors operates independently of management, and (ii) directors and shareholders have an independent leadership contact. The Lead Independent Director, who must satisfy our independence standards, is responsible for presiding over the executive sessions of the independent directors and performing such other duties as may be delegated to the position by the Board of Directors. The Lead Independent Director also has the following additional roles and responsibilities:

•	chair Board of Directors meetings when the Chairman of the Board of Directors is not present or when there is a potential conflict of interest;

•	call meetings and set agendas for executive sessions of the independent directors;

•	preside over meetings of the independent directors and, as appropriate, provide prompt feedback to the Chief Executive Officer and Chairman of the Board of Directors;

•	serve as a liaison between the independent directors and the Chief Executive Officer and Chairman of the Board of Directors and senior management to report or raise matters;

•	serve as a “sounding board” and mentor to the Chief Executive Officer and Chairman of the Board of Directors; and

•	perform such other duties and responsibilities as may be delegated to the Lead Independent Director by the Board of Directors from time to time.

The Board of Directors also has five standing committees: the Audit Committee, the Compensation and Governance Committee, the Finance Committee, the Pension Investment Committee, and the Executive Committee. Each committee has a separate chairman and each of the Audit and Compensation and Governance Committees are composed solely of independent directors.

Given our current circumstances, relative size and operating strategies, we believe having a combined Chairman of the Board of Directors and Chief Executive Officer, as well as having a Lead Independent Director and independent standing committees, is the most appropriate structure for us and our shareholders. We believe this structure demonstrates clear leadership to our employees, shareholders, and other interested parties and eliminates potential for redundancies and confusion. The Lead Independent Director protects the role of the independent directors by providing leadership to the independent directors and working closely with the Chief Executive Officer and Chairman of the Board of Directors.

As part of the Board of Directors' annual assessment process, the Board of Directors evaluates our board leadership structure to ensure that it remains appropriate for us. The Board of Directors recognizes that there may be circumstances in the future that would lead it to separate the roles of Chief Executive Officer and Chairman of the Board of Directors, but believes that the absence of a policy requiring either the separation or combination of the roles of Chairman and Chief Executive Officer provides the Board of Directors with the flexibility to determine the best leadership structure for us.

Board of Directors' Role in Risk Oversight

The Board of Directors is responsible for our risk oversight. Management is responsible for our risk management, including providing oversight and monitoring to ensure our policies are carried out and processes are executed in accordance with our performance goals and risk tolerances. In carrying out its risk oversight function, each of the five standing committees of the Board of Directors is responsible for risk oversight within their area of responsibility and regularly reports to the Board of Directors. In addition, management holds regular meetings in which they identify, discuss, and assess financial risk from current macro-economic, industry, and company-specific perspectives.

The Audit Committee is responsible for discussing with management, the independent registered public accounting firm and the internal auditors our policies and procedures with respect to risk assessment and risk management. As part of its regular reporting process, management reports and reviews with the Audit Committee our material risks, including (i) proposed risk factors and other public disclosures, and (ii) mitigation strategies and our internal controls over financial reporting. The Audit Committee also engages in regular periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate.

The Finance Committee assists the Board of Directors in control of our financial policies and resources and monitors our financial strategic direction. As part of its responsibilities, the Finance Committee oversees our financial policies, including financial risk management, and reviews and approves significant financial policies and transactions.

In addition to the Audit Committee and Finance Committee, each of the other committees of the Board of Directors considers risks within its area of responsibility. The Compensation and Governance Committee considers succession planning, human resources risks, corporate governance risks, and risks that may be a result of our executive compensation programs. The Pension Investment Committee has oversight of the investments in our ERISA - regulated pension and savings plans. Each of the committees regularly reports to the Board of Directors.

We believe the current leadership structure of the Board of Directors supports the risk oversight functions described above by providing independent leadership at the committee level, with ultimate oversight by the full Board of Directors as led by the Chairman of the Board of Directors and Chief Executive Officer and the Lead Independent Director.

Compensation Risk Assessment

As part of its oversight of our executive compensation program, the Compensation and Governance Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. The Committee has implemented compensation program design features to mitigate the risk that our compensation programs encourage misconduct or imprudent risk-taking. In addition, we review all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us. At the Compensation and Governance Committee's direction, our Senior Vice President and Chief Financial Officer and his staff, our Vice President, General Counsel, and Secretary, and a member of our internal audit team, conducted a risk review assessment of our compensation programs in fiscal year 2018. The Compensation and Governance Committee reviewed the findings of the assessment and concluded (i) that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and (ii) that the balance of compensation elements discourages excessive risk taking. The Compensation and Governance Committee, therefore determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on the Company. The Committee also concluded that the performance measures and performance targets do not encourage excessive or unnecessary risk taking. In its discussions, the Compensation and Governance Committee considered the attributes of our programs, including:

•	the balance between annual and longer-term performance opportunities;

•	the balance between performance-based and non-performance based pay;

•
alignment of our programs with business strategies focused on long-term growth and sustained shareholder value, the performance goals established for senior management reflect the objectives set by the Compensation and Governance Committee to increase focus on the achievement of the Company's strategic plan;

•
placement of an appropriate portion of our executive pay “at risk” and dependent upon the achievement of specific corporate and individual performance goals that are objectively determined with verifiable results. These corporate goals have pre-established thoughtful threshold, target and maximum award limits;

•	the use of multiple performance metrics that are based on the general performance of the corporation and the use of economic profit as a risk adjusted metric;

•	the use of rolling three-year Performance Shares to lengthen the overall measurement period;

•	the Compensation and Governance Committee's ability to exercise negative discretion and to consider non-financial and other qualitative performance factors in determining actual compensation payouts;

•	stock ownership guidelines that are reasonable and align executives' short- and long-term interests with those of our shareholders;

•
the recoupment policy to authorize the potential recovery or adjustment of cash incentive awards and long-term equity awards paid to named executive officers and other recipients in the event there was a restatement of incorrect financial results and upon the occurrence of certain specified events; and

•	the policy prohibiting the use of hedging and derivatives trading by executives and directors.

Effective with the long-term equity awards granted in fiscal year 2013, the Compensation and Governance Committee suspended the inclusion of SARs in the Company's portfolio of equity awards. An executive holding SARs receives financial benefit when the stock price increases, but does not have the corresponding downside if the stock price declines. The Compensation and Governance Committee determined that this may incentivize executives to pursue short-term or riskier strategies and, therefore, no longer represents an effective component of our executive compensation program.

Committees of the Board

Audit Committee

The responsibilities of the Audit Committee include the review of the scope and the results of the work of the independent registered public accounting firm and internal auditors, the review of the adequacy of internal accounting controls, and the selection, appointment, compensation, and oversight of our independent registered public accounting firm. The Audit Committee operates under a written charter last amended by the Board of Directors on April 20, 2009. The Audit Committee's charter is available under the “Governance” section of our Internet website at http://investor.universalcorp.com/corporate-governance.cfm.

The members of the Audit Committee are Messrs. E. Moore (Chairman), Adams, L. Freeman, Lawton, and Sledd. The Board of Directors has determined that each of the Audit Committee members is independent as defined under the applicable independence standards set forth in regulations of the SEC and the NYSE listing standards. The Board of Directors has also determined that all of the Audit Committee members are financially literate as defined by the NYSE listing standards. Finally, in accordance with the applicable regulations of the SEC, the Board of Directors has further determined that the Audit Committee contains at least one “audit committee financial expert” as defined by such regulations. That person is Mr. E. Moore, the Chairman of the Audit Committee. The fact that the Board of Directors did not identify additional Audit Committee members as “audit committee financial experts” does not in any way imply that other members do not meet that definition.

The Audit Committee met six times during fiscal year 2018. Additional information with respect to the Audit Committee is discussed below in the section entitled “Audit Information” on page 59 of this Proxy Statement.

Executive Committee

The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board of Directors meetings. The members of the Executive Committee are Messrs. G. Freeman (Chairman), Adams, L. Freeman, E. Moore and Johnson. The Executive Committee met two times during fiscal year 2018.

Compensation and Governance Committee

The members of the Compensation and Governance Committee are Messrs. Johnson (Chairman), L. Freeman and Mrs. Cantor. The Compensation and Governance Committee performs the responsibilities of the Board of Directors relating to compensation of our executives. The Compensation and Governance Committee's responsibilities include reviewing and setting or approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other executive officers, evaluating the performance of the Chief Executive Officer and our other executive officers in light of those goals and objectives, and determining and approving compensation levels for the Chief Executive Officer and our other executive officers based on this evaluation; making recommendations to the Board of Directors with respect to annual and long-term incentive compensation plans; evaluating the performance of, and determining the salaries, incentive compensation, and executive benefits for senior management; and administering our equity-based and other executive compensation plans.

The Chairman of the Compensation and Governance Committee works with our Chief Financial Officer to establish the agenda for Compensation and Governance Committee meetings. The Chief Financial Officer and management personnel reporting to him prepare data and materials for review by the Compensation and Governance Committee using market data from both broad-based and targeted national and regional compensation surveys. Competitive industry analysis is enhanced through review of peer company proxy data, professional research consortiums, and nationally recognized compensation databases provided by the Compensation and Governance Committee's external compensation consultant.

The Compensation and Governance Committee periodically meets with the Chief Financial Officer and other members of executive management in order to assess progress toward meeting long-term objectives approved by the Board of Directors. The Compensation and Governance Committee reviews the performance and compensation of the Chief Executive Officer with input from both the full Board of Directors and the Chief Executive Officer's self evaluation. The Compensation and Governance Committee approves the compensation of the other executive officers, based upon the evaluation and recommendation of the Chief Executive Officer. Where it deems appropriate, the Compensation and Governance Committee engages its independent compensation consultant or other appropriate advisors to analyze compensation trends and competitiveness of pay packages and to support the Compensation and Governance Committee's duty to establish each of the executive officers' targeted overall compensation levels.

The Compensation and Governance Committee reports regularly to the Board of Directors on matters relating to the Compensation and Governance Committee's responsibilities. In addition, the Compensation and Governance Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information regarding the compensation-related activities of the Compensation and Governance Committee, see the sections entitled “Compensation Discussion and Analysis” and “Report of the Executive Compensation, Nominating and Corporate Governance Committee” beginning on pages 20 and 36 of this Proxy Statement, respectively.

The Board of Directors has determined that the members of the Compensation and Governance Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (as defined under the applicable NYSE listing standards and our Corporate Governance Guidelines). In addition, no Compensation and Governance Committee member is a current or former employee of ours or any of our subsidiaries. While the Compensation and Governance Committee's charter does not specify qualifications required for members, Mr. Johnson has been a member of other public company boards of directors and is a former chief executive officer of public companies, Mr. L. Freeman has extensive experience as a former senior executive officer of a large international tobacco products manufacturer, and Mrs. Cantor possesses extensive legal, investment, and financial skills as well as significant public company directorship experience. The Compensation and Governance Committee met four times during fiscal year 2018.

In performing its responsibilities with respect to executive compensation decisions, the Compensation and Governance Committee receives information and support from our Human Resources Department and a nationally-recognized executive compensation consultant. For fiscal year 2018, Willis Towers Watson Public Limited Company, whom we refer to as Willis Towers Watson, served as an independent, executive compensation consultant to the Compensation and Governance Committee and received aggregate fees for fiscal year 2018 of approximately $8,000 for these services. Management does not engage an outside compensation consultant and did not engage Willis Towers Watson to provide any other services of significance to the Company. Willis Towers Watson does provide consultancy services to the Company regarding its health and welfare benefit plans and International Savings Plan. These additional consultancy services are managed by separate groups within Willis Towers Watson wth no direct reporting responsibility to the executive compensation group and each of these consultancy groups have separate physical locations. In addition, Willis Towers Watson was engaged to perform these separate services after completion of a comprehensive bid process. For more information with respect to the Compensation and Governance Committee's compensation consultant, see “Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement.

The Compensation and Governance Committee also acts as our nominating committee. The Compensation and Governance Committee develops qualifications for director candidates, recommends to the Board of Directors persons to serve as directors, and monitors developments in, and makes recommendations to the Board of Directors concerning, corporate governance practices. The Compensation and Governance Committee operates under a written charter last amended by the Board of Directors on April 9, 2013. The Compensation and Governance Committee's charter is available under the “Governance” section of our Internet website at http://investor.universalcorp.com/corporate-governance.cfm.

The Compensation and Governance Committee employs several methods for identifying and evaluating director nominees. The Compensation and Governance Committee considers candidates for Board of Directors membership suggested by its members and by management, and the Compensation and Governance Committee will also consider candidates suggested by our shareholders. The Compensation and Governance Committee periodically assesses whether any vacancies on the Board of Directors are expected due to retirement or otherwise and in the event that vacancies are anticipated, the Compensation and Governance Committee considers possible director candidates. The Compensation and Governance Committee may also retain a third-party executive search firm to identify candidates upon request of the Compensation and Governance Committee from time-to-time based upon the director membership criteria described in the Corporate Governance Guidelines. Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Compensation and Governance Committee in connection with an Annual Meeting if we receive timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Compensation and

Governance Committee. To be timely for the 2019 Annual Meeting, the notice must be received within the time frame set forth in the section entitled “Proposals for 2019 Annual Meeting” on page 62 of this Proxy Statement. To be in proper form, the notice must include each nominee's written consent to be named as a nominee and to serve if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in our Bylaws and Corporate Governance Guidelines.

The Compensation and Governance Committee evaluates all director candidates in accordance with the director membership criteria described in the Corporate Governance Guidelines. The Compensation and Governance Committee does not differentiate between Board of Directors candidates submitted by Board of Directors members or those submitted by shareholders with respect to evaluating candidates. All Board of Directors candidates are considered based upon various criteria, such as their broad-based business skills and experience, prominence and reputation in their profession, their global business and social perspective, concern for the long-term interests of the shareholders, knowledge of our industry or related industries, diversity, and personal and professional integrity, ethics, and judgment - all in the context of an assessment of the perceived needs of the Board of Directors at that point in time. Because the needs of the Board of Directors change from time to time, the Compensation and Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and has not established specific minimum qualifications that must be met by potential new directors. The Board of Directors, however, believes that as a matter of policy there should be a substantial majority of independent directors on the Board of Directors.

It also is important to the Compensation and Governance Committee that the members of the Board of Directors work together in a cooperative fashion. When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Compensation and Governance Committee also considers that individual's past contribution and future commitment to us. The Compensation and Governance Committee will also seek to ensure that the Board of Directors, and consequently the Audit Committee, have at least three independent members that satisfy the NYSE financial and accounting experience requirements and at least one member who qualifies as an audit committee financial expert.

After completing potential director nominees' evaluations, the Compensation and Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Compensation and Governance Committee. There is no difference in the manner by which the Compensation and Governance Committee evaluates prospective nominees for director based upon the source from which the individual was first identified.

Messrs. Sledd, Tullidge and Mrs. Cantor were each recommended by the Compensation and Governance Committee for nomination for election at the Annual Meeting as directors to serve a three-year term until their respective successors are elected and qualified, or until their earlier resignation or removal. The Compensation and Governance Committee did not receive any Board of Director recommendations from any shareholder in connection with the Annual Meeting.

Finance Committee

The Finance Committee has the responsibility of establishing our financial policies and controlling our financial resources. The members of the Finance Committee are Mrs. Cantor (Chairman), and Messrs. Adams, G. Freeman, E. Moore, and Sledd. The Finance Committee met two times during fiscal year 2018.

Pension Investment Committee

The Pension Investment Committee retains and monitors the performance of an investment manager and, with the assistance of the investment manager, establishes investment objectives and policies, and monitors the performance of investments of the retirement plans and other qualified employee benefit plans of Universal Leaf Tobacco Company, Incorporated, which we refer to as Universal Leaf. The members of the Pension Investment Committee are Messrs. Sledd (Chairman), Adams, Lawton, and Mrs. Cantor. The Pension Investment Committee met four times during fiscal year 2018.

Annual Meeting Attendance

We expect and encourage each member of the Board of Directors to attend our Annual Meetings when it is reasonably practical for the director to do so. All of the directors attended the 2017 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Guiding Philosophy

Universal Corporation is the leading global leaf tobacco supplier. The largest portion of the Company's business involves procuring and processing leaf tobacco for manufacturers of consumer tobacco products throughout the world. As such, our business is subject to risks, including changes in general economic, political, market, weather conditions, government regulation, and fluctuations in foreign exchange rates. Our executive compensation program, therefore, reflects a strong tie of pay to performance in order to link the interests of executive officers to the interests of shareholders and promote the creation of long-term shareholder value.
The goal of our executive compensation and benefits program is to attract, motivate, reward, and retain the management talent required to achieve our business objectives, at compensation levels that are fair, equitable and competitive with those of comparable companies. This goal is furthered by the Compensation and Governance Committee's policy of linking compensation to individual and corporate performance and by encouraging significant stock ownership by senior management in order to support our business strategy and align the financial interests of management with those of the shareholders.

The following objectives serve as guiding principles for all compensation decisions:

•	Compensation should be set based on the responsibilities, skills, experience and achievements of each executive officer, taking into account competitive market rates;

•
Compensation should be linked to individual and corporate performance by aligning our executive compensation program to company-wide performance, which we define in terms of economic performance and increases in shareholder value;

•
There should be an appropriate mix and weighting among base salary, cash incentives and equity awards, such that an adequate amount of each executive officer's total compensation is performance-based or “at risk.” Further, as an executive's responsibilities increase, the portion of “at risk” compensation for the executive should increase as a percentage of total compensation;

•	Compensation should avoid any arrangements that pay for failure;

•
Compensation programs should be designed to provide appropriate performance incentives without encouraging executives to take excessive risks in managing the business and which emphasize our commitment to our core values;

•
Strong emphasis should be placed on equity-based compensation and equity ownership in order to align the financial interests of senior management with those of the shareholders and to ensure the proper focus on long-term business strategies; and

•	Compensation goals and objectives should be transparent and easy to communicate, both internally and externally. Shareholders should be supplied with clear, comprehensive compensation disclosure.

Company Performance

Despite fewer carryover crop sales and shipment delays in North America, an African Burley crop size that was down by more than 40% over the prior year, and a $10 million reduction in income from the timing of receipt of distributions of unconsolidated subsidiaries, we delivered good results again this year. Net income for the fiscal year ended March 31, 2018, was $105.7 million, or $4.14 per diluted share, compared with fiscal year 2017's net income of $106.3 million, or $0.88 per diluted share. The fiscal year 2017 results included a one-time reduction of earnings available to common shareholders of $74.4 million, or $2.99 per diluted share, from the conversion for cash of the remaining outstanding shares of our Series B 6.75% Convertible Perpetual Preferred Stock under the mandatory conversion in January 2017. Operating income of $171.5 million for the fiscal year ended March 31, 2018, was down $6.9 million compared to the fiscal year ended March 31, 2017. Segment operating income, which excludes non-recurring items, was $180.6 million for fiscal year 2018, a decrease of $7.9 million from the prior year.

The following charts show a five-year history of our diluted earnings per share and our operating income:

Diluted Earnings per Share
(in dollars)
$5.25
$4.06
$3.92
$0.88
$4.14
2014
2015
2016
2017
2018

Operating Income
(in millions of dollars)
$246.2
$167.9
$181.6
$178.4
$171.5
2014
2015
2016
2017
2018

•
During fiscal year 2018, we generated $83.2 million in net cash flows from our operations, returned $76.3 million to shareholders through dividends and common share repurchases, and continued to maintain our strong balance sheet.

•
Over the last three fiscal years, we have strengthened our balance sheet by generating $520 million in net cash flow from operations, returning almost $380 million to shareholders through a combination of dividends and share repurchases while maintaining debt below $450 million. During fiscal year 2018, we repurchased 403,224 shares of Common Stock at an aggregate cost of $21.6 million.

•
Net debt as a percentage of total capitalization was approximately 12% at March 31, 2018, up from 11% at March 31, 2017. Over the last five fiscal years, we have maintained our net debt as a percentage of total capitalization at a relatively low level for the Company.

The following charts show a five-year history of our net cash flow from operations, our funds returned to shareholders, and our net debt as a percentage of total capitalization:

Net Cash Flow from Operations
(in millions of dollars)
($3.5)
$226.5
$186.5
$250.3
$83.2
2014
2015
2016
2017
2018

Funds Returned to Shareholders
(in millions of dollars)
$75.7
$94.9
$62.1
$239.3
$76.3
2014
2015
2016
2017
2018

Net Debt as a Percentage of Total Capitalization
(percentage)
16%
13%
9%
11%
12%
2014
2015
2016
2017
2018

•
During fiscal year 2018, we approved our 47th consecutive annual dividend increase on our Common Stock. In addition, on May 23, 2018, we announced a 36% increase in our dividend, thereby raising our annual per share dividend to $3.00.

•
Based on the closing price of $48.50 for our Common Stock, as quoted on the NYSE on March 29, 2018, the last trading day of fiscal year 2018, our Common Stock decreased approximately 13.5% in value over the last five fiscal years compared to the market closing price of $56.04 at March 31, 2013.

The following charts show a five-year history of our dividends declared per share of Common Stock and the market price of our Common Stock:

Dividends Declared per Share
(in dollars)
$2.02
$2.06
$2.10
$2.14
$2.18
2014
2015
2016
2017
2018

Market Price of Common Stock
(in dollars)
$55.89
$47.16
$56.81
$70.75
$48.50
2014
2015
2016
2017
2018

•
We continued to advance our goal of providing compliant leaf produced in a sustainable and competitive manner for our customers, and we maintained our position as the leading global leaf tobacco supplier.

We believe our compensation philosophy is appropriate and aligned with the interests of our shareholders, as demonstrated by our Common Stock performance. The following performance graph compares the cumulative total shareholder return on our Common Stock for the last three fiscal years with the cumulative total return for the same period of the Standard & Poor's Smallcap 600 Index and the peer group index. The peer group represents Alliance One International, Inc. The graph assumes that $100 was invested in Universal Corporation Common Stock at the end of the Company's 2015 fiscal year, and in each of the comparative indices, in each case with dividends reinvested.

Executive Compensation

The Compensation and Governance Committee, Board of Directors and management of Universal take pride in our performance-based compensation program and remain committed to maintaining the integrity of the program in good times and bad. Our executive compensation program primarily consists of moderate base salary and variable at-risk annual cash and equity incentive awards that are benchmarked to the 50th percentile of the peer group market. While the Compensation and Governance Committee utilizes market data and other statistical information on executive compensation, it is not over-reliant on such data. The Committee recognizes its responsibility to avoid the tendency to permit “benchmarking” to be a contributor to escalating executive compensation. Over the last eight years, the base salary of our Chief Executive Officer has increased by an average of only 2.15% per year. For fiscal year 2018, increases in the total direct opportunity compensation of our named executive officers were limited to 1.5%, except for our Chief Executive Officer who received an increase of 5.87%. This initial increase was warranted as Mr. G. Freeman's compensation remains below the 50th percentile of our peer group. For fiscal year 2019, the increase in total direct opportunity compensation of our Chief Executive Officer was limited to 2%.

The following charts show the relative components of total compensation for our Chief Executive Officer and our other named executive officers in terms of Base Salary, Short-Term Performance Pay, and Long-Term Performance Pay:

Chief Executive Officer (1)
Base Salary
Short-Term Performance Pay
Long-Term Performance Pay
26%
28%
46%

Other Named Executive Officers (1)
Base Salary
Short-Term Performance Pay
Long-Term Performance Pay
39%
33%
28%

(1)
Base Salary is the actual amount paid in fiscal year 2018. Short-Term Performance Pay is the actual amount earned in fiscal year 2018 based on performance. Long-Term Performance Pay is the value on the grant date of restricted stock units and Performance Shares awards granted in fiscal year 2018. See Summary Compensation Table for the amounts of all elements of reportable compensation described in this section.

Our annual cash incentive payments under the Annual Incentive Plan (i.e., our Short-Term Performance Pay) are based on the Company's achievement against pre-established performance goals for adjusted diluted earnings per share and economic profit. In fiscal year 2018, our reported performance was better than expected and we exceeded our performance goals in the aggregate. That performance corresponded to a weighted payout of 110.55% of an executive's individual target cash bonus opportunity amount based on the pre-approved percent-of-target performance tables. The weighted payout is lower than last year's payout of 131.05% due largely to an increase in the performance target for adjusted earnings per share and the reduced generation of economic profit.

No one form of compensation will perfectly align the financial interests of senior management with those of the shareholders, but we believe our equity award program plays a significant role in striving to achieve the appropriate balance. Stock ownership, supported by our equity award program (i.e., our Long-Term Performance Pay), is the most effective way to ensure that management is properly motivated to create long-term shareholder value. To that end, we maintain robust stock ownership guidelines applicable to all named executive officers and other equity award participants. As of June 12, 2018, all of our named executive officers are well in excess of their ownership targets and collectively hold beneficial ownership of almost 1.9% of our Common Stock. Our named executive officers, in the aggregate, own approximately $30.2 million of Common Stock equating to approximately 11.0 times their combined base salaries. As significant long-term shareholders, our executives are exposed to the same risks that our investors are.

We do not use, offer, or provide our executives with many of the types of perquisites that other companies offer their executives, such as:

• personal use of corporate aircraft;	• company cars or vehicle allowances;
• membership dues in social organizations;	• employment, severance or retention agreements; or
• excise tax gross-ups;	• other tax reimbursements.
• any other tax gross-ups;

We currently maintain only three Change of Control Agreements with our named executive officers, each of which contains a “double trigger” as well as non-competition and non-solicitation clauses, but do not contain any obligations to gross-up severance payments. We have a recoupment or “clawback” provision applicable to all performance-based compensation, and we have adopted a policy prohibiting hedging and derivatives trading in our Common Stock.

At the 2017 Annual Meeting of Shareholders, 93% of the votes cast supported our executive compensation policies and procedures for our named executive officers. Given the high level of support from our shareholders, as demonstrated by the results of their vote, we did not make any significant changes in our policies or programs in response to their vote.

Compensation and Governance Committee Activities in Fiscal Year 2018

In fiscal year 2018, the Compensation and Governance Committee reviewed the existing mix, form and calibration of the executive compensation programs and confirmed its commitment to the principles and structure it followed during fiscal year 2017. Some of the significant actions the Compensation and Governance Committee undertook in fiscal year 2018 included:

•	Reviewed the Company's Enhanced Succession Planning and Leadership Development Program to ensure continuity and development of Company leadership.

•
Began discussing enhancements to the process of evaluating Board of Directors' skills and experience in order to assess needs in connection with the selection and nomination of members of the Board of Directors.

•	Evaluated the impact on the Company of the enactment of the Tax Cuts and Jobs Act, including the changes in Section 162(m) of the Internal Revenue Code;

•
Reaffirmed the Compensation and Governance Committee's objective of setting total direct opportunity compensation for our executives at levels competitive with the market median for executives in comparable positions at companies of comparable size, complexity, and operational characteristics;

•	Evaluated the mix of pay to ensure that the appropriate balance among base salary, annual cash incentives, and long-term performance-based award opportunities is maintained;

•	Evaluated alternative performance metrics and reaffirmed the use of adjusted earnings per share as a performance goal in both the annual incentive and long-term performance award program;

•
Reviewed the performance targets and calibration ranges for economic profit and adjusted earnings per share to reflect current and anticipated business conditions and to ensure adequate performance stretch in the annual incentive plan and performance-based stock unit goals;

•	Reaffirmed that 5-year restricted stock units and 3-year performance-based stock units, which we refer to as Performance Shares, are appropriate forms of long-term incentive awards.

•
Reaffirmed the stock ownership guidelines for all of our directors, officers and the officers of Universal Leaf, with a title of Senior Vice President or above, and monitored compliance with the guidelines;

•	Conducted a review and assessment of potential risks arising from our compensation policies and programs;

•	Reaffirmed the “clawback” provision in our performance-based awards;

•
Reaffirmed a policy prohibiting our executives and directors from hedging or engaging in any derivatives trading in respect to shares of our Common Stock and generally prohibiting pledging of securities. This policy serves to enhance our long-standing policy prohibiting insider trading by executives and directors while in the possession of material information that is not available to the public; and

•	Reaffirmed a commitment to provide very limited perquisites to executives.

Retaining Experts to Aid in Discharge of Duties

The Compensation and Governance Committee has sole authority to retain experts, consultants and other advisors to aid in the discharge of its duties. The Compensation and Governance Committee meets privately with its independent outside advisor from time to time without management present to discuss developments and best practices in executive compensation matters. All work completed by the outside advisor, whether for the Compensation and Governance Committee or management, is subject to the approval of the Compensation and Governance Committee. The Compensation and Governance Committee does not delegate authority to its outside advisor. In fiscal year 2018, Willis Towers Watson was engaged by the Company to provide consulting services for the Company's health and welfare benefit plans and International Savings Plan at an estimated annual cost of approximately $270,000. This total includes direct fee payments by the Company of approximately $145,000 and commissions of approximately $125,000 that were paid directly to Willis Towers Watson by the carrier. The comparative increase from the previous year was also impacted by special projects involving the Company’s retiree healthcare plan. The Compensation and Governance Committee assessed the independence of Willis Towers Watson pursuant to Item 407(e)(3)(iv) of Regulation S-K and concluded that no conflict of interest exists that would prohibit Willis Towers Watson from independently representing the Compensation and Governance Committee.

Peer Group Analysis

On an annual basis, the Compensation and Governance Committee determines the total compensation target for each of our executive officers. The Compensation and Governance Committee then sets the mix of the different components of compensation desired to achieve the total compensation target. From time to time, the Compensation and Governance Committee requests that its outside advisor benchmark the component totals to confirm that such amounts are within reason of our peer group. The Compensation and Governance Committee targets the 50th percentile in measuring competitiveness.

During fiscal year 2017, the Compensation and Governance Committee requested that Willis Towers Watson review and, if necessary, update our then-current peer group list. Willis Towers Watson evaluated the peer group list to discover relevant comparator companies not currently within our peer group and potentially to identify companies currently included in our peer group that may no longer be considered comparable. Characteristics considered in this evaluation included industry relevance, similarity of business operations, markets, relevant size, and market capitalization, as well as business operations conducted in similar environments. Willis Towers Watson did identify changes to the peer group list that would better align that list with us in terms of the overall characteristics considered. Although the leaf tobacco industry is highly competitive, Universal and Alliance One International, Inc. are the only global, independent, publicly traded competitors. We, therefore, lack true “peers” within our own industry. The Compensation and Governance Committee reviewed the proposed list with Willis Towers Watson and reaffirmed the use of the new peer group list beginning with fiscal year 2018. The peer group list consists of the following companies:

Alliance One International, Inc.	Fresh Del Monte Produce Inc.	Seaboard Corporation

The Andersons, Inc.	Ingredion Incorporated	Seneca Foods Corporation

Cal-Maine Foods, Inc.	Lancaster Colony Corporation	SunOpta Inc.

Darling Ingredients, Inc.	McCormick & Company, Inc.	TreeHouse Foods, Inc.

Flowers Foods, Inc.	Sanderson Farms, Inc.

Stock Ownership Guidelines

The Compensation and Governance Committee believes that it is important to align the interests of members of senior management with those of our shareholders. While the Compensation and Governance Committee considers this principle when determining the appropriate mix of base salary, annual cash incentive awards, and long-term equity awards, the Compensation and Governance Committee also established stock ownership guidelines that encourage the accumulation and retention of Common Stock.

Our current stock ownership guidelines are expressed as a multiple of base salary, ranging from 2.5 to 6.0 times base salary. The Compensation and Governance Committee believes this methodology provides for greater individualization of ownership guidelines. The guidelines work in concert with the long-term incentive plan and are intended to foster strong executive ownership of our Common Stock. The Compensation and Governance Committee believes that it is important to achieve and maintain these guideline amounts as minimum target levels of ownership. The Compensation and Governance Committee reviews compliance with our stock ownership guidelines on an annual basis.

Under our stock ownership guidelines, executives must comply within five years from the date of the executive's appointment to a qualifying position and certain executives are provided additional time when they receive promotions that result in higher ownership targets. The guidelines apply to our named executive officers in the following manner:

George C. Freeman, III	6.0 times base salary
Airton L. Hentschke	5.0 times base salary
David C. Moore	5.0 times base salary
Preston D. Wigner	4.0 times base salary
Theodore G. Broome	3.5 times base salary

Only shares beneficially owned (as defined by the SEC's rules and regulations) by our executive officers, excluding such executives' Performance Shares, but including the executive officers' restricted stock unit awards (and corresponding dividend equivalent rights) are counted in determining compliance with the guidelines. The table below sets forth each of our named executive officers' 2017 holdings and value as compared to 2018 holdings and value.

	Shares held as of June 9, 2017	Value of Shares held as of June 9, 2017(1)	Shares held as of June 12, 2018	Value of Shares held as of June 12, 2018(2)	Actual Ownership as a Multiple of Base Salary
	(#)	($)	(#)	($)	(#)
George C. Freeman, III	227,216	15,200,750	248,304	16,065,269	17.5
Airton L. Hentschke	41,955	2,806,790	54,761	3,543,037	6.1
David C. Moore	78,588	5,257,537	80,933	5,236,365	11.4
Preston D. Wigner	39,466	2,640,275	43,643	2,823,702	6.9
Theodore G. Broome	33,931	2,269,984	38,420	2,485,774	6.4

(1)	Based on $66.90 per share, the closing price of a share of our Common Stock as quoted on the NYSE on June 9, 2017.

(2)	Based on $64.70 per share, the closing price of a share of our Common Stock as quoted on the NYSE on June 12, 2018.

All of our named executive officers exceed their ownership targets or are in compliance with our stock ownership guidelines at the present time. As of June 12, 2018, our named executive officers own approximately 1.9% of the outstanding Common Stock. We believe significant stock ownership is the most important factor in aligning the interests of management with those of our shareholders.

In addition, the Compensation and Governance Committee maintains stock ownership guidelines applicable to the non-employee directors. Information with respect to the non-employee directors' stock ownership guidelines is set forth in “Non-Employee Director Stock Ownership Guidelines” on page 56 of this Proxy Statement.

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the Company. The Tax Cuts and Jobs Act was enacted in the United States in December 2017 and included changes to Section 162(m) of the Code effective in 2018. Prior to 2018, “covered employees” included the Chief Executive Officer of the Company and the three other highest paid officers of the Company (other than the Chief Financial Officer). For 2018 and later years, “covered employees” will include the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, the three highest paid officers of the Company (other than the Chief Executive Officer and the Chief Financial Officer) and any employee who qualified as a “covered person” for any tax year beginning after 2017. For years beginning prior to January 1, 2018, the $1 million deduction limit did not apply to “qualified performance-based compensation” that is based on the attainment of pre-established, objective performance goals established under a stockholder-approved plan. Effective for the years beginning on or after January 1, 2018, there is no exception for “qualified performance-based compensation” from the Section 162(m) limitation. A transition rule however provides that the “qualified performance-based compensation” exemption will continue to apply to awards that are made on or before October 2, 2017, pursuant to a legally binding contract in effect at such time that is not materially modified thereafter. A number of requirements must be met under Section 162(m) of the Code in order for particular compensation to so qualify for the exception such that there can be no assurance that “qualified performance-based compensation" will be fully deductible under all circumstances. We believe that it is important to preserve flexibility in administering compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Internal Revenue Code. Amounts paid under our compensation programs may not be deductible as the result of Section 162(m). While our policy is generally to preserve corporate tax deductions by qualifying compensation over $1 million paid to executive officers as performance-based, the Compensation and Governance Committee may, from time to time, conclude that compensation arrangements are in our best interests and the best interests of our shareholders despite the fact that such arrangements might not, in whole or part, qualify for tax deductibility. We intend to design our executive compensation arrangements to be consistent with our best interests and the interests of our shareholders. To the extent we determine it to be consistent with our best interests and the interests of our shareholders, we intend to preserve, to the extent practicable, the applicability of the transition rule to awards that were granted on or before October 2, 2017. However, there is no guarantee that such transition status can or will be applicable.

Clawback in the Event of Restatements or Ethical Misconduct

All of our cash incentive awards, as well as performance-based equity awards are subject to a recoupment or "clawback" provision. The purpose of the clawback provision is to authorize the potential recovery or adjustment of awards when the performance measures on which such awards were based are restated in a manner that would have decreased the amount of the award had the restated performance measure been used to calculate the original award, or when the award is otherwise deemed inappropriate by the Compensation and Governance Committee due to the occurrence of certain stated events. In the event of a material restatement of our financial statements, we may seek recoupment of incentive compensation and equity awards paid under our incentive plans for all relevant performance periods. The clawback provision applied to all cash incentive and equity awards made during fiscal year 2018.

Management has also implemented additional effective controls to minimize potential unintended or willful reporting errors. In addition, the Compensation and Governance Committee also has the discretion to reduce or eliminate an executive's incentive compensation and equity awards or seek a recoupment of the same, in the event of ethical misconduct. The Compensation and Governance Committee will review all cash incentive payments, performance-based equity awards, and other performance-based awards that are made to all current and former officers on the basis of having met or exceeded performance goals. Appropriate action will be taken after considering all factors and circumstances.

In addition to the clawback provision, our Benefit Restoration Plan includes a forfeiture provision whereby a participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if we terminate the participant's employment as a result of a participant's fraud, dishonesty, or embezzlement where the participant has been materially, unjustly enriched by such conduct.

2017 Stock Incentive Plan

The Compensation and Governance Committee, and subsequently our shareholders at our 2017 Annual Meeting, approved and adopted the Universal Corporation 2017 Stock Incentive Plan, which we call the 2017 Stock Incentive Plan. This plan replaced our 2007 Stock Incentive Plan. The 2017 Stock Incentive Plan serves as the core program for the performance-based compensation components of our named executive officers' total compensation. The 2017 Stock Incentive Plan defines the incentive arrangements for eligible participants and:

•
authorizes the granting of annual cash incentive awards, stock options, SARs, Performance Shares, restricted stock, restricted stock units and other incentive awards, all of which may be made subject to the attainment of performance goals approved by the Compensation and Governance Committee;

•	provides for the enumeration of the business criteria on which an individual's performance goals are to be based;

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a participant in the 2017 Stock Incentive Plan; and

•	prohibits repricing or the exchange of options or stock appreciation rights without the approval of shareholders.

The Compensation and Governance Committee shall continue to administer awards previously granted under the 2007 Stock Incentive Plan.

Components of Executive Compensation

The Compensation and Governance Committee targets a specific mix of compensation components, with the intent to make each component of total direct opportunity compensation competitive with other companies of similar size and operational characteristics while also linking compensation to individual and corporate performance and encouraging stock ownership by senior management. The Compensation and Governance Committee believes that the various elements of our compensation program effectively achieve the objective of aligning compensation with performance measures that are directly related to our financial goals and creation of shareholder value, without encouraging executives to take unnecessary and excessive risks.

The major components of our executive compensation program are the following:

Total Direct Opportunity Compensation

•	Base salary. Base salary is intended to reflect the market value of an executive officer's role and responsibility, with differentiation for individual capabilities and experience in their positions.

•
Annual cash incentive awards. Annual cash incentive awards in the form of market competitive, performance-based, cash bonuses are designed to focus our executives on pre-set goals each year and to drive profitability, growth, and shareholder value.

•
Long-term equity participation. Long-term equity participation is designed to recognize executives for their contributions to the Company, to highlight the strategic importance of each executive's role, to promote retention, and to align the interests of management and shareholders in long-term growth and stock performance by rewarding executives for the creation of shareholder value.

Total Indirect Compensation

•
Other benefits. We believe that providing competitive health and welfare benefits at a reasonable cost is an important part of any employee’s compensation package and promotes employee health. Our named executive officers participate in the same health and welfare benefits as our salaried employees. These health and welfare benefits for fiscal year 2018 included health, dental, vision, life insurance, accidental death and dismemberment insurance, and disability benefits. These benefits, including plan design and cost, are analyzed annually.

•	Retirement and other post-retirement compensation. Please see "Retirement and Post-Termination Compensation" on page 35 of this Proxy Statement.

The tables contained in this Proxy Statement set forth amounts for these components applicable to the following executives, who served in the noted capacities at the end of fiscal year 2018: George C. Freeman, III, our Chairman, President, and Chief Executive Officer; Airton L. Hentschke, our Senior Vice President and Chief Operating Officer; David C. Moore, our Senior Vice President and Chief Financial Officer; Preston D. Wigner, our Vice President, General Counsel, and Secretary; and Theodore G. Broome, Executive Vice President and Sales Director of Universal Leaf. We refer to these five executives as our named executive officers.

In determining executive compensation, the Compensation and Governance Committee reviews all components of the Chief Executive Officer's and each other named executive officer's total compensation, including retirement benefits and the costs of all perquisites received to ensure such compensation meets the goals of the program. As a part of this review, the Compensation and Governance Committee considers corporate performance information, compensation survey data, the advice of its independent advisor, and the recommendations of management. The Compensation and Governance Committee also takes into consideration individual and overall company operating performance to ensure executive compensation reflects past performance as well as future potential and adequately differentiates between employees, based on the scope and complexity of the employee's job position, market comparisons, individual performance and experience, and our ability to pay. The Chief Executive Officer's performance is reviewed annually by the Compensation and Governance Committee prior to considering changes in compensation. The Chief Executive Officer's performance is evaluated in light of company performance, as described in greater detail below, and non-financial goals and strategic objectives selected by the Compensation and Governance Committee. Based on its review, the Compensation and Governance Committee believes total compensation for each of the named executive officers is reasonable and not excessive.

In addition, the Compensation and Governance Committee evaluates the amount of compensation apportioned to base salary, annual cash incentive awards, and long-term equity participation, which we refer to as total direct opportunity compensation. The Compensation and Governance Committee sets target levels for each component of total direct opportunity compensation based on its desire to link compensation to individual and corporate performance and to ensure that a sufficient amount of compensation is performance-based or “at risk." The Compensation and Governance Committee set the following target percentages for the components of our named executive officers' total direct opportunity compensation for fiscal year 2019:

	Base Salary	Target Cash Incentive Award	Target Long-Term Equity Award	Target Total
George C. Freeman, III	25.0%	25.0%	50.0%	100%
Airton L. Hentschke	30.0%	25.0%	45.0%	100%
David C. Moore	30.0%	25.0%	45.0%	100%
Preston D. Wigner	37.5%	25.0%	37.5%	100%
Theodore G. Broome	37.5%	27.5%	35.0%	100%

Based upon the competitive assessment of executive compensation prepared by Willis Towers Watson in fiscal year 2017, the Compensation and Governance Committee made certain adjustments last year in the target percentages of the total direct opportunity compensation of Messrs. Wigner and Broome for fiscal year 2018. These adjustments were made to better align their mix of pay with the 50th percentile of our new peer group. Each of the two executives only received a 1.5% increase in total direct opportunity compensation for fiscal year 2018, although the amount of total direct opportunity compensation apportioned to base salaries increased by a higher percentage.

1.	Base Salaries

The Compensation and Governance Committee approved the following base salaries for fiscal years 2017, 2018, and 2019 for our named executive officers, which became effective April 1, 2016, 2017 and 2018, respectively:

	Fiscal Year 2017	Fiscal Year 2018	Percentage Increase	Fiscal Year 2019	Percentage Increase
	($)	($)	(%)	($)	(%)
George C. Freeman, III	850,100	900,000	5.87	918,000	2.00
Airton L. Hentschke	560,500	568,900	1.50	580,300	2.00
David C. Moore	444,200	450,900	1.50	459,900	2.00
Preston D. Wigner	340,100	398,300	17.11	406,300	2.00
Theodore G. Broome	343,800	373,900	8.75	388,900	4.00

For fiscal years 2017, 2018, and 2019, the Compensation and Governance Committee evaluated executive compensation based on a periodic assessment conducted by Willis Towers Watson of the competitiveness of the executives' salary with salaries of executives in our peer group. We do not benchmark every year. Fiscal years 2018 and 2019 base salaries were determined in accordance with the responsibilities, skills and experience of each executive, personal performance of the executive in light of individual levels of responsibility and the competitiveness of the executive's salary with the salaries of executives in our peer group. While the Compensation and Governance Committee considered each of these factors in their totality, the Compensation and Governance Committee did not assign a specific value to each factor. For purposes of assessing the competitiveness of salaries, the Compensation and Governance Committee reviewed compensation data for our peer group described above from its independent outside consultant to determine ranges of total compensation and the individual components of such compensation. While the Compensation and Governance Committee considered many factors including the advice of senior management, the Committee felt it was prudent to increase base salaries of named executive officers for fiscal year 2018 by 1.5% and 2.0% for fiscal year 2019. Mr. Broome received a slightly higher increase for fiscal year 2019 due to changing responsibilities.

As part of the compensation setting process for fiscal years 2018 and 2019, the Compensation and Governance Committee met periodically with Mr. G. Freeman, our Chairman, President, and Chief Executive Officer and reviewed his performance and the Company's performance for fiscal years 2017 and 2018. The Compensation and Governance Committee also evaluated Mr. G. Freeman's compensation level, considering the average base salaries of the chief executive officers at the companies included in the peer group approved for use beginning with fiscal year 2018. The Compensation and Governance Committee believed this new base amount was appropriate and not excessive when viewed in context with chief executive officer compensation for the peer group. The Compensation and Governance Committee also reviewed a variety of compensation surveys and published statistical reports. The Committee also considered affordability within the Company's business plans. After consultation with Willis Towers Watson, as well as management, Mr. G. Freeman's total direct opportunity compensation was increased for fiscal year 2018 by 5.87% or $199,600. This total increase was apportioned $49,900 to base salary, $49,900 to the target annual cash incentive award and $99,800 to the target annual long-term incentive award. The Compensation and Governance Committee approved this initial step as Mr. G. Freeman's total direct opportunity compensation had fallen well below the 50th percentile of our peer group based on the competitive market assessment completed during fiscal year 2017. Prior to this adjustment, Mr. G. Freeman's total direct compensation targets had only changed by an average of 1.56% per annum over the past six years.

2.	Annual Cash Incentives Awards

The Annual Incentive Plan provides that key managerial employees, including our named executive officers, may receive annual cash incentive awards that vary from year to year based upon corporate and individual performance. We believe annual cash incentive awards drive our key employees to strive to maximize shareholder value and provide a means for recognizing individual contribution to our overall results. The cash incentive awards earned for fiscal year 2018 by our named executive officers were approved by the Compensation and Governance Committee on May 25, 2018, and are set forth in Column (g), “Non-Equity Incentive Plan Compensation”, in the “Summary Compensation Table” on page 37 of this Proxy Statement.

Annual cash incentive payments under the Annual Incentive Plan are paid based on the Company's achievements against pre-established performance metrics as set by the Compensation and Governance Committee. The annual cash incentive awards to our named executive officers in fiscal year 2018 were based 50% on the generation of economic profit and 50% on the generation of adjusted earnings per share. We use economic profit and adjusted earnings per share, as these performance measures strongly encourage capital discipline and better investment decisions and lead to enhanced cash flow. The Compensation and Governance Committee also believes that these measures are representative of our overall performance, and they provide transparency to investors and enable period-to-period comparability of financial performance. For purposes of the Annual Incentive Plan, we define "economic profit" as consolidated earnings before interest and taxes after certain adjustments, minus a capital charge equal to our weighted average cost of capital times average funds employed, and we define “adjusted earnings per share” as the fully-diluted earnings per share of Common Stock, adjusted to exclude extraordinary gains and losses, restructuring and impairment, and annual cash incentive award accruals under the Annual Incentive Plan. Economic profit and adjusted earnings per share should not be considered as alternatives to net income or earnings per share determined in accordance with accounting principles generally accepted in the United States.

During fiscal year 2018, the Compensation and Governance Committee considered alternative performance metrics and reaffirmed the use of adjusted earnings per share as a performance goal in both the annual incentive and long-term performance award program because adjusted earnings per share is an important driver of shareholder value. The Compensation and Governance Committee recognizes that the short and long-term incentive arrangements are based on similar metrics, but it considers profitability as our key driver of financial health and performance. The Company does not provide forward earnings guidance and is not required to do so. As such, we do not disclose performance targets applicable to our annual incentive plan or our performance shares until after they are earned. We also believe that such disclosure would result in competitive harm to the Company. Our business is not capital intensive and we believe that adequate free cash flow is generated at acceptable levels of profitability.

The executive officers who participate in the Annual Incentive Plan are eligible to receive an annual cash incentive award equal to a percentage of their base salary in the event certain threshold levels are met for economic profit and adjusted earnings per share. The following table sets forth the threshold, target and maximum levels for the economic profit and adjusted earnings per share metrics that were applicable for fiscal year 2018 awards:

	Threshold Level	Target Level	Maximum Level	2018 Results
Economic Profit	$(61.00) million	$1.50 million	$64.00 million	$0.10 million

Adjusted Earnings Per Share	$2.18 per share	$3.75 per share	$5.32 per share	$4.20 per share
Based on the definition of adjusted earnings per share provided above, a reconciliation of the adjusted earnings per share of $4.20 achieved for fiscal year 2018 to our reported diluted earnings per share of $4.14 is as follows:

Adjusted Earnings Per Share	$4.20

Per share effect of annual cash incentive award accrual excluded from adjusted earnings per share	(0.09)
Per share effect of a gain on the sale of previously impaired idle assets	0.03

Reported Diluted Earnings Per Share	$4.14
Although oversupplied markets during the past three fiscal years have been less than optimal, we performed well over the time frame and our results have been better than anticipated. Our underlying business and customer relationships remain strong. As we entered this period of oversupply, the Compensation and Governance Committee recognized that our performance would be lower following several years of above average operating profitability. The Compensation and Governance Committee, therefore, adjusted the performance targets on June 1, 2017 to better reflect current and anticipated business conditions and to ensure adequate, yet reasonable, performance stretch in the fiscal year Annual Incentive Plan goals. The performance targets for adjusted earnings per share were adjusted to $3.75, $3.50 and $3.95 in fiscal years 2018, 2017, and 2016, respectively. The performance target for economic profit remained unchanged at $1.5 million throughout the period. The Compensation and Governance Committee believed that these goals better reflected the cyclical market supply imbalance and reinforced management's commitment to taking the appropriate long-term approach to our business.

Each executive officer participating in the Annual Incentive Plan is eligible to receive an annual cash incentive award based on a percentage of his or her base salary, which we call the target bonus opportunity percentage. The target bonus opportunity percentage for each executive officer, except the Chief Executive Officer, is initially set by our Chief Executive Officer and is based on the executive officer's experience in his or her present position and job responsibilities. Our Chief Executive Officer submits the recommended target bonus opportunity percentages to the Compensation and Governance Committee for its review and approval each year. For our Chief Executive Officer, the Compensation and Governance Committee determines the target bonus opportunity percentage. The Compensation and Governance Committee also reviews its outside advisor's compensation data for our peer group when evaluating the recommended target bonus opportunity percentages.

Each year, the Compensation and Governance Committee approves percent-of-target performance tables for each performance measure. As Company performance deviates from targeted performance, the percentages in the tables increase or decrease at an accelerated rate. Once the economic profit and adjusted earnings per share performance measures have been calculated for the applicable fiscal year, the Compensation and Governance Committee compares the calculated performance to the preapproved tables to determine the percentage to apply to the executives' target bonus opportunity amounts. The Compensation and Governance Committee applies the resulting percentage to the target bonus opportunity amount to determine the annual cash incentive award each executive is eligible to receive. Annual cash incentive awards are capped at two times the target bonus opportunity percentage for each criterion, regardless of how much the Company's performance exceeded the target level for either criteria. In addition, the Compensation and Governance Committee reserves the right to exercise negative discretion in adjusting any incentive awards, but the Compensation and Governance Committee has no discretion to increase the awards. The Compensation and Governance Committee does not award any discretionary, non-performance based annual cash incentive awards if the performance goals are not achieved.

Using Mr. G. Freeman as an example, we generated economic profit and positive adjusted earnings per share during fiscal year 2018, with adjusted earnings per share and economic profit exceeding the threshold levels. Adjusted earnings per share exceeded the target level while economic profit fell below target. The economic profit and adjusted earnings per share performance measures for the year corresponded to 110.55% achievement of the target levels on the Compensation and Governance Committee's pre-approved tables. Mr. G. Freeman's cash incentive award for fiscal year 2018 was, therefore, 110.55% of his target bonus opportunity amount or $995,000.

The following table lists the target bonus opportunity percentages, the target bonus opportunity amounts, the maximum bonus opportunity amounts, and the actual cash incentive awards for fiscal year 2018 for our named executive officers:

	Target Bonus Opportunity Percentage	Target Bonus Opportunity Amount	Maximum Bonus Opportunity Amount	Actual 2018 Bonus Paid
	(%)	($)	($)	($)
George C. Freeman, III	100%	900,000	1,800,000	995,000
Airton L. Hentschke	83%	474,100	948,200	524,100
David C. Moore	83%	375,700	751,400	415,300
Preston D. Wigner	67%	265,500	531,000	293,500
Theodore G. Broome	73%	274,200	548,400	303,100
On May 25, 2018, the Compensation and Governance Committee established the performance measures applicable for the annual cash incentive awards to be awarded for fiscal year 2019. The Compensation and Governance Committee reconfirmed its use of adjusted earnings per share and economic profit as the appropriate performance measures for the fiscal year 2019 cash incentive awards. The performance target for adjusted earnings per share was increased for the second year in a row, while the performance target for economic profit remained unchanged.

3.	Long-Term Equity Participation

The Compensation and Governance Committee administers the Universal Corporation 2017 Stock Incentive Plan and the 2007 Stock Incentive Plan, as amended and restated, pursuant to which the Compensation and Governance Committee grants to key executive officers restricted stock units and Performance Shares based upon a determination of competitive aggregate compensation levels. The primary objectives of issuing long-term equity awards are to encourage significant ownership of Common Stock by management and to provide long-term financial incentives linked directly to market performance of our Common Stock. Long-term equity awards are aligned with the interests of our shareholders as the awards deliver value based on shareholder return and promote retention of management. The Compensation and Governance Committee believes that significant ownership of Common Stock by senior management is the optimal method to align the interests of management and the shareholders. Our compensation structure is designed to deliver a significant portion of total direct opportunity compensation in the form of long-term equity awards with 35% to 50% for named executive officers.

With the exception of new hires, long-term incentives are awarded annually on a day between two and twelve business days following the public release of our annual earnings. The Compensation and Governance Committee selected this timing, because it enables us to consider the prior year performance of the Company and the participants and our expectations for the next performance period, while also guaranteeing that annual awards will be made after we publicly disclose our performance for the year. The awards also are made as early as practicable in our fiscal year in order to maximize the time period for the incentives associated with the awards. The Compensation and Governance Committee's schedule is determined between six and twelve months in advance, and the proximity of any awards to market events other than earnings announcements is coincidental.

We currently use restricted stock units and Performance Shares as the preferred forms of long-term equity participation. Restricted stock units are used as a cost-effective addition to the compensation mix because such awards do not require the issuance of Common Stock until vesting. Our use of Performance Shares as a long-term equity award places greater emphasis on our long-term financial performance and subjects a higher percentage of the long-term incentive awards to risk based on such performance. The addition of Performance Shares is intended to focus greater attention and rewards on the key underlying drivers of shareholder value. Performance Shares are granted annually, with overlapping multi-year performance cycles. Performance Shares vest on the last day of the performance period selected by the Compensation and Governance Committee and are earned and paid out based on the Company's achievement of certain performance measures selected by the Compensation and Governance Committee. Performance Shares do not carry any dividend rights. Similar to annual cash incentive awards under the Annual Incentive Plan, as the actual performance exceeds the performance measure threshold selected by the Compensation and Governance Committee, the amount of Performance Share payout increases, with 100% payout occurring if performance reaches a target level set by the Compensation and Governance Committee. Payout can exceed 100% if the performance exceeds the target level, but it is capped at a maximum of 150%. Conversely, the payout is reduced if actual performance falls short of the selected performance measure target. At the time of vesting, the vested Performance Shares are payable in shares of Common Stock.

For awards granted in fiscal years 2017-2019, the Compensation and Governance Committee selected average adjusted earnings per share as the appropriate criterion for use with Performance Shares and set the performance period at three fiscal years, which began April 1 of each fiscal year. Adjusted earnings per share is calculated in the same manner as it is with Annual Incentive Plan awards. The threshold levels for adjusted earnings per share performance were set based on levels of performance that were believed to be achievable. The target levels for adjusted earnings per share performance were set based on levels of performance that were believed to be aggressive, but obtainable. Given the cyclical nature of our core business and its maturity, it is difficult to set multiple year performance targets. The maximum levels for adjusted earnings per share performance were set based on levels of performance that were believed to be realizable only with exceptional performance. As previously mentioned, we do not disclose performance targets at the time of awards as we believe that to do so would prove detrimental to our business.

For fiscal year 2018 long-term equity awards, the Compensation and Governance Committee determined that one-half should consist of three-year Performance Shares and the remaining one-half should consist of five-year restricted stock units. The Compensation and Governance Committee used an equal mix of Performance Shares and restricted stock units because it believes that such mix represents the appropriate balance for our Company in rewarding stock appreciation and relative shareholder return, while also placing sufficient emphasis on our overall financial performance. Mr. D. Moore was awarded only restricted stock units as he was contemplating retirement in the next 12 to 18 months. In order to allocate compensation among the two forms of equity participation, the Compensation and Governance Committee values restricted stock unit awards and Performance Shares at the fair market value on the date of grant of the equivalent number of shares of Common Stock. All restricted stock units are awarded with five-year cliff vesting and earn dividend equivalent units during such period. These dividend equivalent units only vest when the underlying award of restricted stock units vest. In addition, our named executive officers have additional vesting restrictions or holding period requirements on their restricted stock unit awards in order to preserve deductibility under Section 162(m) of the Internal Revenue Code.

On June 3, 2014, we awarded Performance Shares for the three-year performance period from April 1, 2014 through March 31, 2017. Those awards vested on March 31, 2017 and the payout was approved by the Compensation Committee on May 26, 2017. The performance measure was the three-year average adjusted earnings per share with earnings per share calculated in the same manner as it is with the Annual Incentive Plan awards. We generated average adjusted earnings per share for the performance period covering fiscal years 2015 through 2017 that exceeded the threshold, but fell below the target levels and maximum levels. The following table sets forth the threshold, target and maximum levels for the adjusted earnings per share metrics applicable for the fiscal year 2015 award:

	Threshold Level	Target Level	Maximum Level	Average 2015-2017 Result
Average Adjusted Earnings per Share	$2.83	$4.40	$5.26	$4.12
A reconciliation of average adjusted earnings per share of $4.12 for the performance period covering fiscal years 2015 through 2017 is as follows:

Fiscal Year 2015	$4.25
Fiscal Year 2016	4.05
Fiscal Year 2017	4.05
3-year Average Adjusted Earnings Per Share	$4.12
The average adjusted earnings per share performance measure for the performance period exceeded the threshold level, but fell below the target level on the Compensation and Governance Committee's pre-approved percent-of-target performance table. The payouts of the fiscal year 2015 Performance Share awards were, therefore, made at 86.00% of the target award levels.

The following table lists the target Performance Share opportunities, the maximum Performance Share opportunities and the actual number of shares of Common Stock paid out:

	Actual Payout as a % of Target	Target Award at Grant (Shares)	Maximum Award at Grant (Shares)	Actual Award (Shares)	Target Award Value at Grant(1)	Actual Award Value(2)
George C. Freeman, III	86.0%	15,000	22,500	12,900	$696,150	$847,530
Airton L. Hentschke	86.0%	4,200	6,300	3,612	$194,922	$237,308
David C. Moore	86.0%	5,900	8,850	5,074	$273,819	$333,362
Preston D. Wigner	86.0%	3,900	5,850	3,354	$180,999	$220,358
Theodore G. Broome	86.0%	3,050	4,575	2,623	$141,551	$172,331

(1)
This column represents grant date fair value determined in accordance with FASB ASC Topic 718. Amounts for Performance Shares are determined assuming a price per share of $46.41 which represents a discount to the closing price of $52.68 as of the date of grant due to the lack of dividend rights.

(2)	This column represents market value based on the May 26, 2017 stock price of $65.70

On June 1, 2017, the Compensation and Governance Committee granted Performance Shares and restricted stock units to key executives pursuant to the 2007 Stock Incentive Plan. The Compensation and Governance Committee granted 39,100 Performance Shares and 48,700 restricted stock units to 26 executives. The number of Performance Shares and restricted stock units granted to our named executive officers on June 1, 2017, were as follows:

	Performance Shares	Restricted Stock Units
George C. Freeman, III	12,800	12,800
Airton L. Hentschke	6,050	6,050
David C. Moore	—	9,600
Preston D. Wigner	2,850	2,850
Theodore G. Broome	2,500	2,500
Mr. D. Moore was awarded only restricted stock units as he was contemplating retirement in the next 12 to 18 months. Additional details regarding the fiscal year 2018 equity participation awards for each of our named executive officers is set forth in the “Grants of Plan-Based Awards” table on page 39 of this Proxy Statement.

4.	Other Benefits

The Compensation and Governance Committee believes employee benefits are an essential component of our competitive total compensation package. These benefits are designed to attract and retain our employees. The named executive officers may participate in the same benefit plans as our salaried employees, which include health, dental, vision and life insurance, disability benefits, and our 401(k) savings plan. Our 401(k) savings plan includes a defined company match component, and we have disclosed all company matches for our named executive officers in Column (i), “All Other Compensation”, in the “Summary Compensation Table”, and separately disclosed each amount in Footnote 5 to that table on page 37 of this Proxy Statement.

In addition, we provide certain other benefits to our executives, including our named executive officers. The Compensation and Governance Committee believes these other benefits provide security for current and future needs of the executives and their families and therefore assist in attracting and retaining them. These other benefits are structured to be within the competitive range relative to our peer group. In general, we do not provide our executives with many of the types of perquisites that other companies offer their executives, such as the personal use of a corporate aircraft, car allowances, social memberships or club dues, or preventative health evaluations. We also do not utilize tax gross-ups. The Compensation and Governance Committee re-evaluates and has approved the very limited types of perquisites that we offer on a regular basis. The additional benefits we provide or have provided to some of our executives during fiscal year 2018 consist of the following and are included in the amounts set forth in Column (i), “All Other Compensation”, in the “Summary Compensation Table”, and separately disclosed in Footnote 5 to that table on page 37 of this Proxy Statement: financial planning and tax preparation services and matching gifts from the Company's charitable foundation.

5.	Retirement and Post-Termination Compensation

Our named executive officers are covered by a defined benefit retirement plan, a supplemental retirement plan, deferred income plans, and a 401(k) savings plan. Certain of our named executive officers also have Change of Control Agreements addressing a change of control in our company. Additional details and all amounts earned by our named executive officers or contributed by us to our named executive officers through those benefits are disclosed in this Proxy Statement where noted below.

A. Defined Benefit Retirement Plan

Our salaried employees, including our named executive officers, participate in a defined benefit retirement plan, the Employees' Retirement Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, which we refer to as the Pension Plan.

Further detail regarding the Pension Plan and disclosure of the estimated value of pension benefits for our named executive officers is set forth in the “Pension Benefits” table and related footnotes beginning on page 43 of this Proxy Statement.

B. Benefit Restoration Plan

To the extent benefits payable to our employees at retirement pursuant to the Pension Plan exceed amounts that may be payable under applicable provisions of the Internal Revenue Code, such benefits will be paid under our supplemental retirement plan called the Universal Leaf Tobacco Company, Incorporated 1996 Benefit Restoration Plan, which we refer to as the Benefit Restoration Plan. Further information about the Benefit Restoration Plan is set forth in the "Pension Benefits" table and related footnotes beginning on page 43 of this Proxy Statement.

C. Deferred Income Plans

We offer all employees, including our named executive officers, the opportunity to participate in the Employees' 401(k) Savings Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, which we refer to as the 401(k) Plan. Further information about the 401(k) Plan is set forth under "Non-Qualified Deferred Compensation" beginning on page 45 of this Proxy Statement.

D. Change of Control Agreements

We do not offer severance agreements to our named executive officers, nor have we offered them agreements for employment or retention with our company. However, to ensure that we will have the continued dedicated service of certain named executive officers notwithstanding the possibility, threat, or occurrence of a change of control, we have change of control agreements, which we refer to as Change of Control Agreements. The Compensation and Governance Committee believes that the Change of Control Agreements serve the best interests of Universal Corporation and our shareholders by ensuring that if a hostile or friendly change of control is ever under consideration, our executives are able to perform their duties and responsibilities and advise the Board of Directors about the potential transaction in the best interests of shareholders, without being unduly influenced by the distracting uncertainty and risk associated with a change of control, such as fear of the economic consequences of losing their jobs as a result of a change of control. The terms and conditions in the Change of Control Agreements are described under "Summary of Termination Payments and Benefits" beginning on page 47 of this Proxy Statment.

Advisory Votes on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the subsequent rules and regulations promulgated by the SEC, we are including a non-binding advisory resolution approving the compensation of our named executive officers. The vote on this proposal will be non-binding on us and the Board and will not be construed as overruling a decision by us or the Board of Directors. This vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Board of Directors values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future decisions on named executive officer compensation as it deems appropriate.

At the 2017 Annual Meeting of Shareholders, almost 93% of the shares cast on the proposal were voted for the non-binding advisory resolution approving the compensation of our named executive officers. The Board of Directors believes that the voting results indicate our shareholders' overwhelming approval of our named executive officer compensation objectives, program and rationale. As a result, the Board of Directors implemented the same objectives, program and rationale for the compensation of our named executive officers in fiscal year 2018, as disclosed in the “Compensation Discussion and Analysis”, the compensation tables and the accompanying narrative on pages 20 through 36 in this Proxy Statement.

At the 2017 Annual Meeting of Shareholders, a large majority of our shareholders approved, on a non-binding basis, the holding of the non-binding vote on the compensation of our named executive officers on an annual basis. As previously disclosed, the Board of Directors and management determined to implement an annual advisory vote on the compensation of our named executive officers. As a result, we are including the non-binding advisory resolution approving the compensation of our named executive officers again in this Proxy Statement. See "Proposal Two" on page 58 of this Proxy Statement.

REPORT OF THE EXECUTIVE COMPENSATION,
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
We have reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on that review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

EXECUTIVE COMPENSATION, NOMINATING AND
CORPORATE GOVERNANCE COMMITTEE

Thomas H. Johnson, Chairman
Diana F. Cantor
Lennart R. Freeman

Richmond, Virginia
May 25, 2018

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation and Governance Committee during fiscal year 2018 or as of the date of this Proxy Statement is or has been a Universal officer or employee, and none of our executive officers served on the Compensation and Governance Committee or board of any company that employed any member of our Compensation and Governance Committee or Board of Directors.

EXECUTIVE COMPENSATION

The individuals named below include the Chairman, President, and Chief Executive Officer, the Chief Financial Officer and the other named executive officers as of March 31, 2018. Information relating to total compensation is provided, where applicable, for the fiscal years ended March 31, 2016, 2017, and 2018.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
		($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
George C. Freeman, III	2018	900,000	1,629,056	—	995,000	167,046	20,097	3,711,199
Chairman, President, and Chief Executive Officer	2017	850,100	1,619,161	—	1,114,100	381,524	28,774	3,993,659
	2016	841,700	1,727,171	—	939,300	108,740	21,266	3,638,177

Airton L. Hentschke	2018	568,900	769,984	—	524,100	119,876	13,406	1,996,266
Senior Vice President and Chief Operating Officer	2017	560,500	801,721	—	612,100	142,445	15,758	2,132,524
	2016	555,000	853,937	—	516,200	112,978	22,557	2,060,672

David C. Moore	2018	450,900	642,240	—	415,300	294,263	15,219	1,817,922
Senior Vice President and Chief Financial Officer	2017	444,200	634,041	—	485,100	380,586	14,990	1,958,917
	2016	439,800	675,430	—	409,000	119,558	15,576	1,659,364

Preston D. Wigner	2018	398,300	362,720	—	293,500	50,470	13,708	1,118,698
Vice President, General Counsel, and Secretary	2017	340,100	424,441	—	342,800	94,100	14,958	1,216,399
	2016	336,700	453,503	—	289,000	33,135	13,316	1,125,654

Theodore G. Broome	2018	373,900	318,175	—	303,100	232,519	13,876	1,241,570
Executive Vice President and Sales Director	2017	343,800	324,880	—	386,200	214,437	13,293	1,282,610
Universal Leaf Tobacco Co., Inc.	2016	340,400	347,364	—	325,500	126,380	13,319	1,152,963

(1)
Salary amounts include cash compensation earned by each named executive officer during fiscal years 2016, 2017, and 2018, where applicable, as well as any amounts earned in such fiscal years, but contributed into the 401(k) Plan and/or deferred at the election of the named executive officer into our deferred compensation program. For a discussion of the deferred compensation program and amounts deferred by the named executive officers in fiscal year 2018, including earnings on amounts deferred, see “Non-qualified Deferred Compensation” beginning on page 45 of this Proxy Statement.

(2)
The amount represents the aggregate grant date fair value of stock or options awarded in the applicable fiscal year in accordance with FASB ASC Topic 718. This amount does not reflect our accounting expense for these award(s) during the year and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Performance Share awards do not have dividend rights and therefore reflect a lower grant date fair value than the closing price of our Common Stock on the date of grant. For fiscal years 2016, 2017, and 2018 Performance Share awards, the grant date fair market value per share was $45.06, $49.17 and $60.37, respectively. Amounts for fiscal years 2016, 2017, and 2018 include Performance Share awards calculated at target levels. If these Performance Share awards paid at maximum (150% of target), the aggregate grant date fair value of all stock awards for each of the named executive officers would have been at the time of the grant: for fiscal year 2016, Mr. G. Freeman: $2,130,458; Mr. Hentschke: $1,053,328; Mr. D. Moore: $833,140; Mr. Wigner: $559,394; and Mr. Broome: $428,472; for fiscal year 2017, Mr. G. Freeman: $1,998,999; Mr. Hentschke: $989,796; Mr. D. Moore: $782,780; and Mr. Wigner: $524,010; and Mr. Broome: $401,094; and for fiscal year 2018, Mr. G. Freeman: $2,015,424; Mr. Hentschke: $952,603; Mr. D. Moore: $642,240; Mr. Wigner: $448,747; and Mr. Broome: $393,637. Assumptions used in the calculation of these award amounts are included in Notes 1 and 13 to the consolidated financial statements, included in our Annual Report on Form 10-K for the year ended March 31, 2016, in Notes 1 and 12 to the consolidated financial statements, included in our Annual Report on Form

10-K for the year ended March 31, 2017, in Notes 1 and 12 to the consolidated financial statements, included in our Annual Report on Form 10-K for the year ended March 31, 2018, and incorporated by reference into this Proxy Statement. Beginning in fiscal year 2007, fair value expense for stock-based compensation was recognized ratably over the period from grant date to the earlier of (a) the vesting date of the award, or (b) the date the grantee is eligible to retire without forfeiting the award. For employees who are already eligible to retire at the date an award is granted, the total fair value of the award is recognized as expense at the date of grant. Information on individual equity awards granted to the named executive officers in fiscal year 2018 is set forth in the section entitled “Grants of Plan-Based Awards” on page 39 of this Proxy Statement.

(3)
The amounts represent cash awards to the named executive officers under our performance-based annual cash incentive plan for fiscal years 2016, 2017 and 2018, where applicable, which is discussed in the section entitled “Annual Cash Incentives Awards” beginning on page 31 of this Proxy Statement. While such amounts were earned for fiscal years 2016, 2017 and 2018 performance, they were not paid to the named executive officers until and June 8, 2016, June 12, 2017, and June 12, 2018, respectively.

(4)
The amounts represent the actuarial increases in the present values of the named executive officers' benefits under our pension plans during fiscal years 2016, 2017 and 2018, as applicable, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. For all named executive officers, the amounts only reflect changes in pension value because they had no above market interest earnings for fiscal years 2016, 2017 and 2018. For additional information on our pension plans, see the section entitled “Retirement and Post-Termination Compensation” on page 35 of this Proxy Statement and the tables entitled “Pension Benefits” on page 43 of this Proxy Statement and “Non-qualified Deferred Compensation” on page 45 of this Proxy Statement. For a full description of the pension plan assumptions used by us for financial reporting purposes for fiscal years 2016, 2017 and 2018, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2018, and incorporated by reference into this Proxy Statement.

(5)
The table below reflects the types and dollar amounts of perquisites, additional compensation, and other personal benefits provided to the named executive officers during fiscal year 2018. For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to us of providing the perquisite or other personal benefit to the named executive officer. The named executive officers paid any taxes associated with these benefits without reimbursement from us. Each perquisite and personal benefit included in the table below is described in more detail in the narratives immediately following the table:

Column (i) Components	G.C. Freeman, III	A.L. Hentschke	D.C. Moore	P.D. Wigner	T.G. Broome
	($)	($)	($)	($)	($)
Professional Fees (a)	3,600	—	1,635	—	—
401(k) Match (b)	13,997	13,406	13,584	13,708	13,876
Matching Gifts (c)	2,500	—	—	—	—
Home Leave - Expatriates (d)	—	—	—	—	—
TOTALS	20,097	13,406	15,219	13,708	13,876

(a)
Financial Planning and Tax Preparation Services. Only two of our named executive officers are eligible to be reimbursed for financial planning and tax preparation services they incur during the year, subject to an annual cap of $15,000. All reimbursed amounts paid to our named executive officers during fiscal year 2018 pursuant to our financial planning and tax preparation policy are individually disclosed in the perquisites table above.

(b)
401(k) Company Match. Each named executive officer is eligible to participate in the 401(k) Plan, which offers them an opportunity to defer income and receive matching contributions from us subject to certain limits. Company contributions made to the named executive officers during fiscal year 2018 are set forth in the table above. Information about the 401(k) Plan is set forth in the section entitled “Deferred Income Plans” beginning on page 35 of this Proxy Statement.

(c)
Matching Gifts. Each named executive officer is eligible to participate in our matching gifts program in which our charitable foundation matches employees' contributions to charities. The maximum amount applicable to all participants that can be matched in any fiscal year of our foundation is $5,000 per employee. Each of the named executive officers participated in the matching gifts program in amounts equal to or below the maximum amount.

(d)
Home Leave - Expatriates. Mr. Hentschke is a Brazilian expatriate working in our Richmond, Virginia headquarters and is entitled to one round-trip, economy class airline ticket per year for himself and his dependents.

GRANTS OF PLAN-BASED AWARDS
The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended March 31, 2018.

Name and Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Market Price of Option Awards on Grant Date	Grant Date Fair Value of Stock and Option Awards(4)
	Threshold	Target	Max.	Threshold	Target	Max.
	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	($)
(a & b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

George C. Freeman, III
	0	900,000	1,800,000
6/1/2017				0	12,800	19,200				66.90	772,736
6/1/2017							12,800			66.90	856,320

Airton L. Hentschke
	0	474,100	948,200
6/1/2017				0	6,050	9,075				66.90	365,239
6/1/2017							6,050			66.90	404,745

David C. Moore
	0	375,700	751,400
6/1/2017				0	0	0				—	—
6/1/2017							9,600			66.90	642,240

Preston D. Wigner
	0	265,500	531,000
6/1/2017				0	2,850	4,275				66.90	172,055
6/1/2017							2,850			66.90	190,665

Theodore G. Broome
	0	274,200	548,400
6/1/2017				0	2,500	3,750				66.90	150,925
6/1/2017							2,500			66.90	167,250

(1)
Amounts represent potential annual cash incentive awards for fiscal year 2018. The actual amount of the annual cash incentive award earned by each named executive officer for fiscal year 2018 is reported in Column (g), “Non-Equity Incentive Plan Compensation,” in the “Summary Compensation Table” on page 37 of this Proxy Statement. For additional information with respect to the annual cash incentive awards under the Incentive Plan, see the section entitled “Annual Cash Incentives Awards” beginning on page 31 of this Proxy Statement.

(2)
Amounts represent potential vesting of Performance Shares granted during fiscal year 2018. Performance Shares vest in the event the three-year performance measures corresponding to the Performance Shares are met or exceeded. For additional information with respect to Performance Shares granted pursuant to our Stock Incentive Plan, see the section entitled “Long-Term Equity Participation” beginning on page 33 of this Proxy Statement and in Column (g) in the table entitled “Outstanding Equity Awards at Fiscal Year End” on page 40 of this Proxy Statement.

(3)
Amounts represent the award of restricted stock units. Each restricted stock unit will convert one-for-one into shares of Common Stock upon vesting. Additional information with respect to restricted stock unit awards is set forth in the section entitled “Long-Term Equity Participation” beginning on page 33 of this Proxy Statement, and in Column (i) in the table entitled “Outstanding Equity Awards at Fiscal Year End” on page 40 of this Proxy Statement.

(4)
Represents the grant date fair value of the award determined in accordance with FASB ASC Topic 718. The full grant date fair value of the Performance Shares is calculated at the target performance level and will vest, if at all, at the end of a three-year measurement period, if certain performance targets are met. Amounts for Performance Share awards are determined assuming a price per share of $60.37, which represents a discount to the closing price of Common Stock as of the date of grant due to the lack of dividend rights. Each Performance Share will convert one-for-one into a share of Common Stock upon vesting if the performance target is met. Grant date fair value for the restricted stock unit awards is based on the grant date fair value of the underlying shares of Common Stock. The assumptions used in determining the grant date fair values of these awards are set forth in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2018, and incorporated by reference into this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table presents information concerning the number and value of outstanding restricted stock units and Performance Shares held by the named executive officers as of March 31, 2018.

	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)
	(#)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
George C. Freeman, III
May 24, 2013							17,484	847,974
June 3, 2014							17,375	842,688
May 22, 2015							19,838	962,143
June 2, 2016							16,468	798,698
June 1, 2017							13,194	639,909
May 22, 2015					17,900	868,150
June 2, 2016					15,450	749,325
June 1, 2017					12,800	620,800

Airton L. Hentschke
May 24, 2013							3,486	169,071
June 3, 2014							4,865	235,953
May 22, 2015							9,810	475,785
June 2, 2016							8,154	395,469
June 1, 2017							6,236	302,446
May 22, 2015					8,850	429,225
June 2, 2016					7,650	371,025
June 1, 2017					6,050	293,425

David C. Moore
May 24, 2013							6,847	332,080
June 3, 2014							6,832	331,352
May 22, 2015							7,757	376,214
June 2, 2016							6,448	312,728
June 1, 2017							9,896	479,956
May 22, 2015					7,000	339,500
June 2, 2016					6,050	293,425

	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)
	(#)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Preston D. Wigner
May 24, 2013							4,568	221,548
June 3, 2014							4,516	219,026
May 22, 2015							5,209	252,637
June 2, 2016							4,318	209,423
June 1, 2017							2,938	142,493
May 22, 2015					4,700	227,950
June 2, 2016					4,050	196,425
June 1, 2017					2,850	138,225

Theodore G. Broome
May 24, 2013							3,545	171,932
June 3, 2014							3,532	171,302
May 22, 2015							3,991	193,563
June 2, 2016							3,304	160,244
June 1, 2017							2,577	124,985
May 22, 2015					3,600	174,600
June 2, 2016					3,100	150,350
June 1, 2017					2,500	121,250

(1)
Amounts in Column (g) represent Performance Shares. Performance Shares vest at the end of their corresponding three-year performance period if certain performance targets are met or exceeded. Amounts in Column (g) assume 100% vesting of the award, which represents the target amount payable. Each Performance Share converts one-for-one into a share of Common Stock upon vesting if the performance target is met. See “Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement. Amounts in Column (i) represent unvested restricted stock units and accumulated dividend equivalent rights. Restricted stock units have five-year cliff vesting, meaning all restricted stock units vest on the fifth anniversary of the date they are granted. At the time of vesting, restricted stock units are automatically converted into an equal number of shares of Common Stock without restriction, except in the case of certain executives who are named executive officers at the time of vesting, in which case some shares may remain restricted until the executives are no longer named executive officers or they retire in order to attempt to preserve the Section 162(m) deduction. Restricted stock unit awards accumulate dividend equivalent rights, which track actual dividend amounts and are added to the total number of restricted stock units to be converted into shares of Common Stock at the time of vesting. These dividend equivalent units only vest when the underlying restricted stock units vest.

(2)	Based on the closing price of $48.50 for our Common Stock, as quoted on the NYSE on March 29, 2018, the last trading day of fiscal year 2018.

OPTION EXERCISES AND STOCK VESTED

The following table presents information concerning the vesting of stock awards for the named executive officers during the fiscal year ended March 31, 2018. There were no other exercises of options, SARs, or similar instruments for the named executive officers during the fiscal year ended March 31, 2018.

	Stock Awards		Option Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting	Number of Shares Acquired on Exercise	Value Realized on Exercise
	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
George C. Freeman, III	33,905	2,254,865	—	—
Airton L. Hentschke	5,608	371,040	—	—
David C. Moore	13,306	884,906	—	—
Preston D. Wigner	8,136	540,752	—	—
Theodore G. Broome	7,102	472,424	—	—

(1)
Amounts represent the number of shares of Common Stock underlying stock awards vested during fiscal year 2018. The amounts in Column (b) represent the vesting of restricted stock awards that were granted in fiscal year 2013 and the vesting of Performance Shares that were granted in fiscal year 2015.

PENSION BENEFITS

The following table shows the actuarial present value of accumulated benefits as of March 31, 2018, under each of our defined benefit plans, which are our only defined benefit plans that provide for payments or other benefits to the named executive officers at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
		(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
George C. Freeman, III	Pension Plan	20.75	725,856	—
	Benefit Restoration Plan	20.75	5,808,494	—
Airton L. Hentschke	Pension Plan	5.25	154,559	—
	Benefit Restoration Plan	5.25	427,010	—
David C. Moore	Pension Plan	40.25	1,830,146	—
	Benefit Restoration Plan	40.25	5,950,326	—
Preston D. Wigner	Pension Plan	15.00	418,900	—
	Benefit Restoration Plan	15.00	745,516	—
Theodore G. Broome	Pension Plan	22.00	1,077,535	—
	Benefit Restoration Plan	22.00	1,637,510	—

(1)
We have not granted, and we do not have a policy with respect to granting, extra years of service to named executive officers under the Pension Plan or the Benefit Restoration Plan. Additional information with respect to the Pension Plan and the Benefit Restoration Plan is set forth in the section entitled “Retirement and Post-Termination Compensation” beginning on page 35 of this Proxy Statement.

(2)
Present value was determined assuming retirement at age 65 for the Pension Plan and Benefit Restoration Plan. The present value calculation used an interest rate consistent with assumptions used for our financial reporting under FASB ASC Topic 715 and a postretirement mortality assumption table for the Consumer Goods and Food & Drink Industry that is based on recent mortality data and closely tracks the actual mortality experience of our plans. Other assumptions made in the valuation are discussed in our Annual Report on Form 10-K for the year ended March 31, 2018, in the section entitled “Pension and Other Postretirement Benefit Plans,” the section entitled “Critical Accounting Estimates and Assumptions,” and in Note 10 to the consolidated financial statements, and are incorporated by reference into this Proxy Statement.

Retirement Benefits

Our named executive officers are covered by the Pension Plan, the Benefit Restoration Plan, deferred income plans, and the 401(k) Plan. We also have Change of Control Agreements with some of our named executive officers addressing a change of control in our company. Additional details, and all amounts earned by our named executive officers or contributed by the company to our named executive officers through those plans, are disclosed in this Proxy Statement.

Defined Benefit Retirement Plan. Our salaried employees, including our named executive officers, participate in the Pension Plan, which is a defined benefit retirement plan. The Pension Plan is a company-funded, qualified plan under the Internal Revenue Code, with the purpose of providing a fixed benefit for the life of the participant (and/or the spouse if the joint and survivor option is elected) beginning at the time of the participant's retirement or termination. The Pension Plan also has survivor benefits for the participant's spouse.

Effective January 1, 2014, the Pension Plan was changed to implement a new benefit formula for credited service accrued beginning January 1, 2014. The revised benefit formula is based on a compensation average for all compensation earned (often referred to as a Career Average) on or after January 1, 2014 multiplied by a designated percentage. The Excess Benefit portion of the formula was eliminated. The normal retirement benefit under the Pension Plan for service accrued beginning January 1, 2014 is calculated as follows:

Benefit:	Designated Percentage of Average Compensation for All Years	Multiplied by	Years of service beginning January 1, 2014

The Pension Plan benefit for credited service accrued through December 31, 2013 is a percentage of the participant's average compensation, multiplied by the participant's credited years of service under the Pension Plan prior to the change described above. Average compensation is calculated by taking the highest average of annual salary and annual cash incentive awards for any three consecutive calendar-year periods during the participant's participation in the Pension Plan. The normal retirement benefit under the Pension Plan for service accrued through December 31, 2013 is calculated as follows:

Base Benefit:	Designated Percentage of Average Compensation	Multiplied by	All years of service through December 31, 2013
PLUS
Excess Benefit:	Designated Percentage of Average Compensation less Covered Compensation	Multiplied by	Participant's first 35 years of service through December 31, 2013

Covered compensation, for purposes of the excess benefit, is defined as the average of the Social Security Taxable Wage Base for the 35 calendar-year period ending December 31, 2013.

Benefits are paid as a straight life annuity for the participant's lifetime for a single participant, or a 50% joint and survivor annuity, if elected, for married participants for their joint lifetime. Benefits are normally payable when the participant reaches age 65; however, participants may begin receiving early retirement benefits when they reach age 55 and elect to retire with at least five years of service. If benefits are paid prior to age 65, the benefit is reduced based on the participant's age. Prior to 2014, the benefit reduction for early retirement was based on the participant's age and years of service. This was changed as of January 1, 2014 to a more standard reduction schedule that is based only on age.

Benefit Restoration Plan. To the extent benefits payable to our employees at retirement pursuant to the Pension Plan exceed amounts that may be payable under applicable provisions of the Internal Revenue Code, such benefits will be paid under our supplemental retirement plan called the Universal Leaf Tobacco Company, Incorporated 1996 Benefit Restoration Plan, which we refer to as the Benefit Restoration Plan. The Benefit Restoration Plan is a non-qualified defined benefit pension plan that provides eligible individuals the difference between the benefits they would actually accrue under the Pension Plan, but for the maximum benefit limitations and the limitation on compensation pursuant to the Internal Revenue Code that may be recognized under the Pension Plan and deferrals of their compensation under our two non-qualified deferred income plans, which are defined and discussed below. Benefits under the Benefit Restoration Plan are paid in one lump sum payment at retirement and benefits under the Deferred Income Plans are paid out at or after retirement in accordance with the election option chosen by a participant prior to deferral except where Section 409A restrictions apply. The purpose of the Benefit Restoration Plan is not to provide employees with additional benefits but to ensure that our employees who earn more than the amounts set forth in the Internal Revenue Code for maximum benefit limitations receive a retirement benefit that is proportionately equivalent to the benefit provided to our other salaried employees participating in the Pension Plan. We maintain the Pension Plan and Benefit Restoration Plan to ensure an overall competitive compensation and benefits offering and to attract and retain top talent. Our Compensation and Governance Committee believes it is essential that our overall compensation and benefits, including retirement benefits, be competitive in the market.

Retirement benefits under the Benefit Restoration Plan mirror those of the Pension Plan and as such, identical changes to the Pension Plan described in the previous section were implemented to this plan effective January 1, 2014. The Compensation and Governance Committee approved all changes to both the Pension Plan and the Benefit Restoration Plan after completing their evaluation and ensuring that the reduction in retirement benefits were consistently applied to all participants, inclusive of our named executive officers.

The retirement benefit under the Benefit Restoration Plan is paid in a lump sum. Like the Pension Plan, the benefit payable under the Benefit Restoration Plan normally is distributed when the participant reaches age 65. Participants may receive an early distribution of their retirement benefit when they reach age 55 and elect to retire with at least five years of service, but such early retirement benefit is reduced based on the participant's age. Prior to 2014, the benefit reduction for early retirement was based on the participant's age and years of service. This was changed as of January 1, 2014 to a more standard reduction schedule that is based only on age.

NON-QUALIFIED DEFERRED COMPENSATION

We offer all employees, including our named executive officers, the opportunity to participate in our qualified deferred compensation plan, the 401(k) Plan. Participants can contribute percentages on a monthly basis up to 100% of total compensation excluding annual cash incentive awards, subject to statutory limitations. We match the monthly contributions up to 5% on a monthly basis, subject to a 2017 calendar year contribution limit of $13,500. All of our named executive officers participated in the 401(k) Plan in fiscal year 2018.

In addition to our 401(k) Plan, we have a non-qualified deferred income plan available to certain executives: The Universal Leaf Tobacco Company, Incorporated Deferred Income Plan, which replaced a predecessor plan frozen prior to January 1, 2005 to comply with Section 409A of the Internal Revenue Code (the DIP plan). The DIP Plan is designed to permit participants to accumulate additional income for retirement and other personal financial goals through the deferral of their annual cash incentive award and portions of their salary. Deferred compensation arrangements are common executive programs and we believe that these arrangements help us in the recruitment and retention of executive talent for which we are competing.

The DIP Plan is a non-qualified savings plan, with eligibility based on a participant's position in the Company and certain of its subsidiaries. Participants elect to make contributions through the deferral of up to 50% of their salary, and up to 100% of their annual incentive award. The Company does not provide any contribution or match to the DIP Plan. The DIP Plan is unfunded and unsecured by us and provides the participants a variety of investment options from which to choose. No named executive officers deferred income in either DIP Plan in fiscal year 2018.

The following table presents information concerning our deferred compensation plans that provide for the deferral of compensation of the named executive officers on a basis that is not tax qualified.

Name	Executive Contributions in FY 2018(1)	Registrant Contributions in FY 2018(2)	Aggregate Earnings in FY 2018(3)	Aggregate Withdrawals/ Distributions(4)	Aggregate Balance at FYE 2018(5)
	($)	($)	($)	($)	($)
George C. Freeman, III	—	—	112,010	—	1,048,019
Airton L. Hentschke	—	—	22,539	—	312,960
David C. Moore	—	—	30,252	—	605,333
Preston D. Wigner	—	—	1,576	—	17,790
Theodore G. Broome	—	—		—	—

(1)	Amounts represent a portion of base salary and annual incentive awards deferred into the DIP Plans.

(2)	The DIP Plans do not provide for company matches or contributions.

(3)
Amounts represent earnings on funds held for named executive officers in the DIP Plans except for Mr. Hentschke and Mr. Broome. Mr. Hentschke and Mr. Broome have not elected to defer income under the DIP Plans. The amount shown for Mr. Hentschke represents the estimated earnings on his vested balance in the Company's Brazil Previleaf Pension Plan (PPP). The PPP is a defined contribution plan established by the Company for eligible employees of one of our Brazilian subsidiaries. Mr. Hentschke has not been an active member of the PPP since his transfer to the United States in January 2013 and therefore no longer receives Company contributions to the PPP.

(4)
The DIP Plans permit withdrawals under certain circumstances including hardship, and participants may elect to have annual deferrals distributed from the DIP Plans upon retirement or after a specified number of years after the compensation is deferred.

(5)
Amounts represent the balances at the end of fiscal year 2018 in the DIP Plans for named executive officers. The fair market value of Mr. Hentschke's vested balance in the Company's Brazil PPP is also included. Executive contributions included in the aggregate balance that are reported as compensation to the named executive officers in the “Summary Compensation Table” in our 2017 Proxy Statement and 2016 Proxy Statement are as follows: Mr. G. Freeman: $0 (2017) and $0 (2016), Mr. Hentschke: $0 (2017) and $0 (2016), Mr. D. Moore: $0 (2017) and $0 (2016), Mr. Wigner: $0 (2017) and $0 (2016), and Mr. Broome: $0 (2017) and $0 (2016).

In addition to our qualified and non-qualified deferred compensation plans, the Company has taken the appropriate actions to potentially maximize the deductibility of its compensation and benefit programs and avoid the limitations on deductibility under Section 162(m) of the Internal Revenue Code. Additional information about Section 162(m) is set forth in the section entitled “Limitations on Deductibility of Compensation” on page 26 of this Proxy Statement.

The vesting of certain restricted stock units awards to Mr. G. Freeman was subject to Code Section 162(m) and certain payments have been deferred until Mr. G. Freeman retires. The following table presents information concerning those deferrals.

Name	Executive Contributions in FY 2018	Registrant Contributions in FY 2018	Aggregate Earnings in FY 2018(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE 2018(2)
	($)	($)	($)	($)	($)
George C. Freeman, III	—	—	(590,323)	—	1,458,880

(1)	Amount represents earnings and change in market value during fiscal year 2018.

(2)	Amount represents market value of the restricted stock units on March 31, 2018.

SUMMARY OF TERMINATION PAYMENTS AND BENEFITS

Potential Payments Upon Termination or Change of Control

During fiscal year 2018, we maintained Change of Control Agreements with only Messrs. G. Freeman, D. Moore, and Wigner. Mr. D. Moore's Agreement will expire upon his retirement on August 31, 2018. The terms and conditions in the Change of Control Agreements are identical for each executive officer who has such an agreement.

A “change of control” is defined in the Change of Control Agreements, and is generally deemed to have occurred if:

•	any individual, entity, or group acquires 20% or more of either the outstanding shares of Common Stock or the combined voting power of our outstanding voting securities;

•	a majority of our directors are replaced;

•
we reorganize, merge, consolidate, or sell all or substantially all of our assets except for certain situations in which control of outstanding shares of Common Stock or outstanding voting securities is maintained; or

•	our shareholders approve a complete liquidation or dissolution of Universal Corporation.

The Change of Control Agreements:

•	do not contain any obligation to gross-up severance payments for potential excise taxes incurred by the executive officer;

•
contain a “double trigger” instead of a “single trigger,” meaning that payments are not made until there is a change of control and the executive officer is effectively terminated within three years of the change of control;

•	contain non-competition and non-solicitation clauses; and

•	contain certain administrative elements intended to address the requirements of Section 409A of the Internal Revenue Code applicable to deferred compensation.

The Change of Control Agreements provide that the executive officer will have generally the same authority, duties, and responsibilities during the three years after a change of control of Universal Corporation or until the executive officer's normal retirement at age 65 (if earlier), as such executive officer did immediately prior to the change of control. Each Change of Control Agreement also provides for the payment, during such period, of an annual base salary and annual cash incentive award at least at the same levels as prior to the change of control. Each executive officer will also participate at least at the same levels in incentive, savings and retirement plans, and welfare benefit plans as were offered prior to the change of control.

Each Change of Control Agreement provides benefits in the event of the executive's death or disability, or in the event the executive's employment is terminated for “cause” or for “good reason.” If the executive officer is terminated other than for cause, death, or disability within three years after a change of control, or if the executive officer terminates his employment for good reason within such three-year period, the executive officer is entitled to receive certain severance benefits. Severance benefits include a lump sum severance payment based on an amount equal to 2.99 times the sum of his annual base salary and the higher of such executive officer's most recent targeted bonus opportunity under our cash incentive plan and such executive officer's prior year's annual cash incentive award. This payment will be made in full if the date of termination of employment is more than three years prior to the executive officer's normal retirement at age 65, and it will be prorated if such period is less than three years. There will be no such payment if the executive officer has reached normal retirement. Severance benefits also include certain other payments and benefits, including continuation of benefits under retirement plans, continuation of employee welfare benefits, and outplacement services for the executive officer up to a maximum amount of $10,000.

Severance and Change of Control Benefits for the Named Executive Officers

The following tables summarize the value of the termination payments and benefits that each of our named executive officers would receive if their employment had terminated on March 31, 2018, under the circumstances shown. The tables exclude amounts accrued through March 31, 2018, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual cash incentive award for the fiscal year ended March 31, 2018.

Under our benefit programs, an individual is eligible for retirement after reaching age 55, with at least five years of service. The amounts in the tables for “Retirement” assume that all of our named executive officers have reached age 55 by March 31, 2018, even though that was not the case for Messrs. G. Freeman, Hentschke, and Wigner.

Summary of Termination Payment and Benefits: George C. Freeman, III

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	5,666,050

Acceleration of Equity Awards
Restricted Stock Units(2)	4,091,412	4,091,412	4,091,412	—	—	4,091,412
Performance Shares(2)	2,238,275	2,238,275	2,238,275	—	—	2,238,275

Qualified Retirement Benefits
Pension Plan(3)	48,188	29,422	80,523	48,188	48,188	48,188
401(k) Savings Plan(4)	629,636	629,636	629,636	629,636	629,636	629,636

Non-qualified Retirement Benefits
Benefit Restoration Plan(5)	7,105,462	2,942,474	7,105,462	7,105,462	7,105,462	7,105,462
Deferred Income Plan (DIP)(6)	65,610	1,048,019	1,048,019	1,048,019	1,048,019	1,048,019
Deferred Payment of Restricted Stock(7)	1,458,880	1,458,880	1,458,880	1,458,880	1,458,880	1,458,880

Other Benefits
Health and Welfare Plans(8)	—	3,100,000	—	—	—	—
Long-Term Disability Plan(9)	—	—	540,000	—	—	—

Total	15,637,463	15,538,118	17,192,207	10,290,185	10,290,185	22,285,922

(1)
Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive's Change of Control Agreement. The payments do not include any form of tax gross-up amount because the Change of Control Agreement does not provide for such payments.

(2)
Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2018. Performance Shares vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants are entitled to a prorated number of Performance Shares if they retire, die or become disabled during the performance period. Amounts for Performance Shares are based on the market value of the underlying shares of Common Stock as of March 31, 2018 and assuming a payout equating to the target level of performance.

(3)
For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2018, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive's survivor at March 31, 2018, payable for the life of the survivor.

(4)	Amounts represent a lump sum distribution at March 31, 2018 from the 401(k) Savings Plan.

(5)
Amounts represent a lump sum payment at March 31, 2018 including the balance from the terminated individual trust agreement maintained through the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant's employment as a result of a participant's fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(6)
Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive's DIP Plan agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive's DIP Plan agreements.

(7)
Amounts represent the value of restricted stock units that vested, but payment was deferred until termination of employment in order to preserve the Section 162(m) deduction. More information on Section 162(m) is discussed in the section entitled “Limitations on Deductibility of Compensation” on page 26 of this Proxy Statement.

(8)
Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2018. In case of accidental death, the benefit amount would increase by $5,600,000 (includes AD&D and Business Travel Accident Insurance).

(9)
Amounts represent 60% of annual base salary as of March 31, 2018, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: Airton L. Hentschke

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death, or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	—

Acceleration of Equity Awards
Restricted Stock Units(2)	1,578,724	1,578,724	1,578,724	—	—	1,578,724
Performance Shares(2)	1,093,675	1,093,675	1,093,675	—	—	1,093,675

Qualified Retirement Benefits
Pension Plan(3)	11,585	—	21,794	11,585	11,585	11,585
401(k) Savings Plan(4)	190,548	190,548	190,548	190,548	190,548	190,548

Non-qualified Retirement Benefits
Benefit Restoration Plan(5)	548,550	—	548,550	548,550	548,550	548,550
Deferred Income Plan (DIP)(6)	312,960	312,960	312,960	312,960	312,960	312,960

Other Benefits
Health and Welfare Plans(7)	—	1,600,000	—	—	—	—
Long-Term Disability Plan(8)	—	—	341,340	—	—	—

Total	3,736,042	4,775,907	4,087,591	1,063,643	1,063,643	3,736,042

(1)
Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive's Change of Control Agreement. Mr. Hentschke does not have a Change of Control Agreement.

(2)
Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2018. Performance Shares vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants are entitled to a prorated number of Performance Shares if they retire, die or become disabled during the performance period. Amounts for Performance Shares are based on the market value of the underlying shares of Common Stock as of March 31, 2018 and assuming a payout equating to the target level of performance.

(3)
For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2018, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the straight life option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive's survivor at March 31, 2018.

(4)	Amounts represent a lump sum distribution at March 31, 2018 from the 401(k) Savings Plan.

(5)
Amounts represent a lump sum payment at March 31, 2018 from the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant's employment as a result of a participant's fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(6)
Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive's DIP Plan agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive's DIP Plan agreements. In Mr. Hentschke's case, the amounts include his vested account balance in the Company's Brazil Previleaf Pension Plan.

(7)
Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2018. In case of accidental death, the benefit amount would increase by $5,129,000 (includes AD&D and Business Travel Accident Insurance).

(8)
Amounts represent 60% of annual base salary as of March 31, 2018, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: David C. Moore

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	359,714

Acceleration of Equity Awards
Restricted Stock Units(2)	1,832,330	1,832,330	1,832,330	—	—	1,832,330
Performance Shares(2)	632,925	632,925	632,925	—	—	632,925

Qualified Retirement Benefits
Pension Plan(3)	130,930	65,465	153,673	130,930	130,930	130,930
401(k) Savings Plan(4)	504,417	504,417	504,417	504,417	504,417	504,417

Non-qualified Retirement Benefits
Benefit Restoration Plan(5)	6,831,619	3,193,653	6,831,619	6,831,619	6,831,619	6,831,619
Deferred Income Plan (DIP)(6)	76,729	605,333	605,333	605,333	605,333	605,333

Other Benefits
Health and Welfare Plans(7)	—	1,600,000	—	—	—	—
Long-Term Disability Plan(8)	—	—	270,540	—	—	—

Total	10,008,950	8,434,123	10,830,837	8,072,299	8,072,299	10,897,268

(1)
Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive's Change of Control Agreement. The payments do not include any form of tax gross-up amount because the Change of Control Agreement does not provide for such payments. Mr. D. Moore's potential payment is limited as he will retire on August 31, 2018.

(2)
Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2018. Performance Shares vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants are entitled to a prorated number of Performance Shares if they retire, die or become disabled during the performance period. Amounts for Performance Shares are based on the market value of the underlying shares of Common Stock as of March 31, 2018 and assuming a payout equating to the target level of performance.

(3)
For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2018, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive's survivor at March 31, 2018, payable for the life of the survivor.

(4)	Amount represent a lump sum distribution at March 31, 2018 from the 401(k) Savings Plan.

(5)
Amounts represent a lump sum payment at March 31, 2018 including the balance from the terminated individual trust agreement maintained through the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant's employment as a result of a participant's fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(6)
Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive's DIP Plan agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive's DIP Plan agreements.

(7)
Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2018. In case of accidental death, the benefit amount would increase by $4,479,800 (includes AD&D and Business Travel Accident Insurance).

(8)
Amounts represent 60% of annual base salary as of March 31, 2018, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: Preston D. Wigner

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	2,068,482

Acceleration of Equity Awards
Restricted Stock Units(2)	1,045,127	1,045,127	1,045,127	—	—	1,045,127
Performance Shares(2)	562,600	562,600	562,600	—	—	562,600

Qualified Retirement Benefits
Pension Plan(3)	33,206	20,140	56,878	33,206	33,206	33,206
401(k) Savings Plan(4)	571,877	571,877	571,877	571,877	571,877	571,877

Non-qualified Retirement Benefits
Benefit Restoration Plan(5)	1,095,221	348,517	1,095,221	1,095,221	1,095,221	1,095,221
Deferred Income Plan (DIP)(6)	16,214	17,790	17,790	17,790	17,790	17,790

Other Benefits
Health and Welfare Plans(7)	—	1,928,000	—	—	—	—
Long-Term Disability Plan(8)	—	—	238,980	—	—	—

Total	3,324,245	4,494,051	3,588,473	1,718,094	1,718,094	5,394,303

(1)
Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive's Change of Control Agreement. The payments do not include any form of tax gross-up amount because the Change of Control Agreement does not provide for such payments.

(2)
Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2018. Performance Shares vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants are entitled to a prorated number of Performance Shares if they retire, die or become disabled during the performance period. Amounts for Performance Shares are based on the market value of the underlying shares of Common Stock as of March 31, 2018 and assuming a payout equating to the target level of performance.

(3)
For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2018, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive's survivor at March 31, 2018, payable for the life of the survivor.

(4)	Amounts represents a lump sum distribution at March 31, 2018 from the 401(k) Savings Plan.

(5)
Amounts represent a lump sum payment at March 31, 2018 from the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant's employment as a result of a participant's fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(6)
Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive's DIP Plan agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive's DIP Plan agreements.

(7)
Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2018. In case of accidental death, the benefit amount would increase by $4,479,800 (includes AD&D and Business Travel Accident Insurance).

(8)
Amounts represent 60% of annual base salary as of March 31, 2018, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: Theodore G. Broome

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	—

Acceleration of Equity Awards
Restricted Stock Units(2)	822,026	822,026	822,026	—	—	822,026
Performance Shares(2)	446,200	446,200	446,200	—	—	446,200

Qualified Retirement Benefits
Pension Plan(3)	71,375	35,688	84,521	71,375	71,375	71,375
401(k) Savings Plan(4)	414,694	414,694	414,694	414,694	414,694	414,694

Non-qualified Retirement Benefits
Benefit Restoration Plan(5)	1,734,636	913,812	1,734,636	1,734,636	1,734,636	1,734,636
Deferred Income Plan (DIP)(6)	—	—	—	—	—	—

Other Benefits
Health and Welfare Plans(7)	—	1,297,000	—	—	—	—
Long-Term Disability Plan(8)	—	—	224,340	—	—	—

Total	3,488,931	3,929,420	3,726,417	2,220,705	2,220,705	3,488,931

(1)
Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive's Change of Control Agreement. Mr. Broome does not have a Change of Control Agreement.

(2)
Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2018. Performance Shares vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants are entitled to a prorated number of Performance Shares if they retire, die or become disabled during the performance period. Amounts for Performance Shares are based on the market value of the underlying shares of Common Stock as of March 31, 2018 and assuming a payout equating to the target level of performance.

(3)
For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2018, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive's survivor at March 31, 2018, payable for the life of the survivor.

(4)	Amounts represent a lump sum distribution at March 31, 2018 from the 401(k) Savings Plan.

(5)
Amounts represent a lump sum payment at March 31, 2018 including the balance from the terminated individual trust agreement maintained through the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant's employment as a result of a participant's fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(6)
Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive's DIP Plan agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive's DIP Plan agreements.

(7)
Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2018. In case of accidental death, the benefit amount would increase by $3,944,300 (includes AD&D and Business Travel Accident Insurance).

(8)
Amounts represent 60% of annual base salary as of March 31, 2018, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

CEO PAY RATIO FOR FISCAL YEAR 2018

Company Overview

Universal Corporation is the leading global leaf tobacco supplier. We conduct our business worldwide, and on January 31, 2018, we had 21,150 employees, with 94% of our employee population located outside of the U.S. All full-time, part-time and seasonal employees who are employed by consolidated subsidiaries are included. These employees are located in 26 countries, many of which are in less developed countries and rural areas with lower wage geographies where the average annual salary is significantly less than the average annual salary in the U.S. Our employee population of unskilled, seasonal workers was 13,522, or approximately 64% of the Company’s total population.
Methodology
The methodology and the material assumptions, adjustments, and estimates that we have used to calculate the CEO pay ratio were as follows:

•	We selected January 31, 2018 as the determination date, which is within the last three months of our fiscal 2018 year-end;

•	We collected the actual base salary for full and part-time employees (other than Mr. G. Freeman) and actual pay from February 1, 2017 through January 31, 2018 for our seasonal employees;

•	Full-time employees that were hired between February 1, 2017 and January 31, 2018 were annualized as permitted by SEC rules;

•
Part-time employees who were hired during this same time period with a set schedule were counted using their annualized salary based on the hours hired to work. Part-time employees who have a variable schedule were counted using their actual pay;

•	Foreign currency was converted to U.S. dollars using an average of the relevant currency conversion rates over the period February 1, 2017 through January 31, 2018; and

•	We did not make any cost of living adjustments for any employee located outside of the U.S.

Calculation
Using the methodology described above, we estimated that for fiscal year 2018, our global median employee was an unskilled, seasonal worker located in the Philippines. We then calculated the elements of that employee’s compensation for fiscal year 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in total annual compensation of $1,528.
For the total annual compensation of the Company’s Chief Executive Officer (the “CEO”), Mr. G. Freeman, we used the amount reported in the Summary Compensation Table on page 37 of $3,711,199. Based on this information, for fiscal year 2018, the estimated ratio of the annual compensation of Mr. G. Freeman to the median annual total compensation of all employees (except Mr. G. Freeman) was 2,429 to 1.
Our Ratio in Context
We are not permitted to annualize the compensation of seasonal workers under the SEC rules. As a result, our pay ratio is inflated due to global nature of our workforce and our significant reliance on unskilled, seasonal workers during the tobacco processing periods throughout the world.
As a comparison, we determined the median U.S. employee was a full-time hourly employee. We calculated the median U.S. employee’s compensation in the same manner as described above, and included all employees whether full-time, part-time, or seasonal. This resulted in a total annual compensation of the median U.S. employee for fiscal year 2018 of $18,038. The ratio of the CEO to the median U.S. employee’s total annual compensation was 206 to 1.
The CEO pay ratios included above are reasonable estimates, calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their CEO pay ratio, the estimated CEO pay ratio information provided herein should not be used as a basis for comparison between companies.

EQUITY COMPENSATION INFORMATION

Shares of Common Stock are authorized for issuance with respect to our compensation plans. The following table sets forth information as of March 31, 2018, with respect to compensation plans under which shares of Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan
	(#)	($)	(#)
Equity compensation plans approved by shareholders:
2007 Stock Incentive Plan(2)			—
2017 Stock Incentive Plan			992,967
Equity compensation plans not approved by shareholders(3)	—	—	—
Total	—	—	992,967

(1)	There are no outstanding options, warrants, and rights.

(2)
The 2007 Stock Incentive Plan was succeeded and replaced by the 2017 Stock Incentive Plan. As of March 31, 2018, a total of 480,886 shares have been reserved for issuance to fulfill previous outstanding awards under the 2007 Stock Incentive Plan.

(3)	All of the Company's equity compensation plans have been approved by shareholders.

DIRECTORS' COMPENSATION

The following table presents information relating to total compensation for our non-employee directors for fiscal year 2018:

Name	Fees Earned or Paid in Cash(2)	Stock Awards(3),(4)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value And Non-qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
	($)	($)	($)	($)	($)	($)	($)

John B. Adams, Jr.(1)	56,750	96,488	—	—	—	—	153,238
Diana F. Cantor	54,000	96,488	—	—	—	—	150,488
Lennart R. Freeman	52,750	96,488	—	—	—	—	149,238
Thomas H. Johnson	47,000	96,488	—	—	—	—	143,488
Michael T. Lawton	50,250	96,488	—	—	—	—	146,738
Eddie N. Moore, Jr.	65,500	96,488	—	—	—	—	161,988
Robert C. Sledd	56,750	96,488	—	—	—	—	153,238

(1)	Mr. Adams will retire from the Board of Directors as of August 2, 2018.

(2)
Represents fees paid in cash during fiscal year 2018. In previous fiscal years, retainer fees were paid annually following the Annual General Meeting. In fiscal year 2018, these fees were changed to a quarterly payment system. This change in timing of payment reduced the amounts paid during fiscal year 2018 as the year of transition.

(3)
These amounts represent the aggregate grant date fair value of the annual restricted stock unit award recognized in fiscal year 2018 in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by each of the non-employee directors. The assumptions used in the calculation of these award amounts are included in Notes 1 and 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2018, and incorporated by reference into this Proxy Statement.

(4)
On August 3, 2017, each non-employee director was awarded 1,550 shares of restricted stock units. The methodology for determining the amount awarded is set forth on page 56 of this Proxy Statement. The grant date fair value of the award for each non-employee director was $96,488, based on the closing price of $62.25 for our Common Stock as quoted on the NYSE on the grant date. As of March 31, 2018, the aggregate amount of common stock, restricted stock, restricted stock units and dividend equivalent units held by each non-employee director was as follows: Mr. Adams held 18,111 shares; Mrs. Cantor held 8,773 shares; Mr. L. Freeman held 7,029 shares; Mr. Johnson held 16,730 shares; Mr. Lawton held 3,767 shares; Mr. E. Moore held 25,138 shares; and Mr. Sledd held 10,045 shares.

(5)
We do not maintain any defined benefit or actuarial plans for non-employee directors. The company maintains an Outside Directors' 1994 Deferred Income Plan, as amended, which we refer to as the Directors' DIP. The Directors' DIP was frozen at the end of the 2017 plan year. The non-employee directors did not earn above-market or preference earnings on compensation they deferred into the Directors' DIP. Mr. E. Moore is only active Director that is a participant in the Directors' DIP. The following table presents information concerning the Directors' DIP, which provided for the deferral of compensation on a basis that is not tax qualified:

Name	Director Contributions in FY 2018	Registrant Contributions FY 2018(a)	Aggregate Earnings in FY 2018	Aggregate Withdrawals/ Distributions(b)	Aggregate Balance at 2018 FYE
	($)	($)	($)	($)	($)

Eddie N. Moore, Jr.	—	—	6,299	—	70,649

(a)	We did not match non-employee director deferrals or otherwise contribute to the Directors' DIP.

(b)
There were no withdrawals or distributions from the Directors' DIP by active directors. The Directors' DIP permits withdrawals under certain circumstances including hardship, and participants elect to have annual deferrals distributed after a specified number of years after the compensation is deferred.

(6)
None of the directors received perquisites, personal benefits, or other compensation in excess of $10,000 for fiscal year 2018. We maintain life insurance policies which fund our Directors' Charitable Award Program. We did not incur any costs with respect to the insurance policies during fiscal year 2018.

Director Compensation

During fiscal year 2017, the Compensation and Governance Committee reviewed the level of compensation paid to our non-employee directors as the current fees had not changed since 2009. The Committee's independent consultant was engaged to analyze the competitiveness of the Board of Director compensation program utilizing the new peer group list adopted during fiscal year 2017. Based on that review, the Compensation and Governance Committee recognized that the level of compensation had fallen behind the 50th percentile of our peer group. The review also indicated a decline in the prevalence of board and committee meeting fees. Effective as of the 2017 Annual Meeting of Shareholders, a non-employee director receives an annual cash retainer of $65,000 and an annual equity award equating in value to $100,000. In addition, the Chairman of Audit Committee receives an annual retainer of $15,000, while the Chairmen of the Pension Investment Committee, the Compensation and Governance Committee and the Finance Committee each receives annual retainers of $10,000. All other non-employee directors serving on the Audit Committee receive annual cash retainers of $7,500, while non-employee directors serving on the Pension Investment Committee, the Compensation and Governance Committee, the Executive Committee and the Finance Committee receive annual cash retainers of $5,000 for each committee on which they serve. The Lead Independent Director receives an annual cash retainer of $15,000. Board and Committee member meeting fees were discontinued and all cash payments are now made quarterly. The Compensation and Governance Committee also eliminated the election for directors to receive their annual board retainer in shares of Common Stock.

In fiscal year 2018, non-employee directors received annual restricted stock unit grants equating in value to $100,000 pursuant to the 2007 Incentive Stock Plan. The Compensation and Governance Committee calculated restricted stock unit grants annually based on the daily, volume-weighted, average price of Common Stock for the period of June 1 to July 31, with the resulting share grant number rounded to the nearest 50 units. All restricted stock units are awarded with three-year cliff vesting and earn dividend equivalent rights. On August 3, 2017, each non-employee director was awarded 1,550 shares of restricted stock units.

As part of our overall program of charitable giving, we previously offered the directors the opportunity to participate in a Directors' Charitable Award Program, or the Charitable Program. The Charitable Program is funded by life insurance policies purchased by us on the directors. The directors derive no financial or tax benefits from the Charitable Program, because all insurance proceeds and charitable tax deductions accrue solely to us. We, however, will donate up to $1,000,000 in aggregate to one or more qualifying charitable organizations recommended by that director. We make donations in ten equal annual installments, with the first installment to be made at the later of the director's retirement from the Board of Directors or age 72; the remaining nine installments are paid annually, beginning immediately after the director's death. The Charitable Program was re-evaluated in fiscal years 2013 and 2014, and the Compensation and Governance Committee decided to terminate the Charitable Program for all new directors that joined the Board of Directors after 2008.

Each director is also eligible to participate in our matching gifts program in which our charitable foundation matches directors' contributions to charities. The maximum amount that can be matched in any fiscal year of our foundation is $5,000 per director.

Non-Employee Director Stock Ownership Guidelines

The Compensation and Governance Committee originally adopted share ownership guidelines during fiscal year 2008 applicable to the non-employee directors and were set at three times the annual cash retainer the directors receive as a board member. If the amount of the annual cash retainer changes in the future, the applicable share ownership requirement will automatically adjust proportionately with the change. Non-employee directors have five years to comply with the share ownership guidelines. During fiscal year 2018, the directors' annual cash retainer was increased to $65,000 and the ownership guideline was raised to five times the annual retainer with effect following the 2017 Annual Meeting of Shareholders and therefore the revised guidelines require that each of our non-employee directors own no less than $325,000 worth of Common Stock. Only shares of Common Stock beneficially owned (as defined by the SEC's rules and regulations) by our non-employee directors, including the directors' restricted stock and restricted stock units are counted in determining compliance with the guidelines. All of our non-employee directors meet, exceed, or are in compliance with the stock ownership guidelines as of March 31, 2018. All of our non-employee directors also own shares held directly in their own name.

CERTAIN TRANSACTIONS

Our Board of Directors adopted a written related person transaction policy that governs the review, approval, or ratification of covered related person transactions. The Audit Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if:

•	the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party;

•	the transaction is approved by the disinterested members of the Board of Directors; or

•	the transaction involves compensation approved by our Compensation and Governance Committee.

In the event our management determines to recommend a related person transaction to the Audit Committee, such transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and at each subsequently scheduled Audit Committee meeting, our management will update the Audit Committee as to any material change to the proposed related person transaction. In those instances in which our General Counsel, in consultation with our Chief Executive Officer or our Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the Audit Committee meeting, the Chairman of the Audit Committee possesses delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the Chairman) approves only those related person transactions that are in, or are not inconsistent with, Universal Corporation's best interests and the best interests of our shareholders, as the Audit Committee (or the Chairman) determines in good faith.

For purposes of this policy, “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which Universal Corporation (or any of our subsidiaries) was, is, or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect interest.

For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act.

A “related person” is defined as:

•	any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;

•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than 5% beneficial owner; and

•
any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

There have been no transactions since the beginning of fiscal year 2018 between our directors or officers, either directly or indirectly, and us, nor are there any proposed transactions. Additionally, there are no legal proceedings to which any director, officer, or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to us.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Our executive compensation program is designed to incent and reward executives to contribute to the achievement of our business objectives and to attract, retain and motivate talented executives to perform at the highest level and contribute significantly to our success. The program is intended to align the interests of the named executive officers with those of shareholders, provide an appropriate and balanced mix of short-term and long-term compensation elements, and reward the achievement of performance measures that are directly related to our financial goals and the creation of shareholder value, without encouraging unnecessary and excessive risks.

The Compensation and Governance Committee believes that the amounts of fiscal year 2018 actual total compensation for the named executive officers are consistent with these objectives and the competitive market. Based on its review, the Compensation and Governance Committee believes total compensation for each of the named executive officers is reasonable and not excessive. The compensation of the named executive officers is described in the “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative on pages 20 to 36 of this Proxy Statement. The “Compensation Discussion and Analysis” and the accompanying tables and narrative provide a comprehensive review of our executive compensation program and its elements, objectives and rationale. Shareholders are urged to read that disclosure before voting on this proposal.

For the reasons stated above and pursuant to Section 14A of the Securities Exchange Act, the Board of Directors is requesting approval of the following non-binding resolution:

“RESOLVED, that our shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal year 2018 Summary Compensation Table, the other related tables and the accompanying narrative to these compensation tables on Pages 20 to 36 of this Proxy Statement.”

The shareholder vote on this proposal will be non-binding on us and the Board of Directors and will not be construed as overruling a decision by us or the Board of Directors. However, the Board of Directors and the Compensation and Governance Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

AUDIT INFORMATION

Fees of Independent Auditors

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal years ended March 31, 2018 and 2017. The aggregate amounts of fees billed to us by Ernst & Young LLP for those years were as follows:

	Fiscal Year 2018	Fiscal Year 2017
	($)	($)

Audit Fees
Includes fees associated with the integrated audits of our financial statements and internal controls over financial reporting, review of our Annual Report on Form 10-K, reviews of our interim financial statements and Quarterly Reports on Form 10-Q, statutory audits of foreign subsidiaries, and other attestation services related to regulatory filings. For 2018, these services included extensive procedures with respect to accounting and disclosure for the effects of major changes to U.S. corporate income tax law enacted in December 2017. Services in this category also included procedures to support the issuance of a comfort letter related to a universal shelf registration to allow for the public issuance of securities (2018), procedures related to the registration of a shareholder-approved stock award plan (2018), and assistance with review and response to a SEC comment letter related to our 2016 Form 10-K (2017).
	2,950,682	2,714,732
Audit-Related Fees
Includes fees for services that are reasonably related to the review of our financial statements that are not reported under the category “Audit Fees.” These services include various technical accounting consultations, including the implementation of new revenue recognition accounting guidance procedures performed to certify financial information in certain governmental filings outside the United States and agreed-upon testing and validation procedures related to product costing information developed for two of the Company's operating regions.	114,364	95,335
Tax Fees
Includes fees for corporate tax compliance, tax advice, and tax planning.	154,723	58,482
All Other Fees
Includes fees for assistance in completing certain governmental filings in countries outside the United States and assistance in establishing evaluation criteria and identifying potential third-party firms to assist with a software implementation project in Brazil (2018). The Audit Committee has concluded that the services covered under this category are compatible with maintaining Ernst & Young LLP's independence with respect to Universal Corporation.	121,639	—

Pre-approval Policies and Procedures

We have written guidelines regarding the engagement of our independent registered public accounting firm and all other independent auditors to perform services for us. All audit and non-audit services provided by an independent auditing firm (including its member accounting and law firms outside the United States) to us or any of our wholly-owned or majority-owned affiliates must be pre-approved by the Audit Committee. All audit and non-audit services listed above were pre-approved by the Audit Committee pursuant to the terms of our pre-approval policies and procedures.

A detailed report of all audit and non-audit services planned for the fiscal year is presented to the Audit Committee for its consideration, discussion, and approval. In addition, the Audit Committee pre-approves a spending account to pay the fees for unplanned audit and non-audit services that do not exceed specified dollar thresholds and are consistent in nature and scope with the planned services. The Chairman of the Audit Committee has pre-approval authority with respect to further additional services that exceed the dollar thresholds or are not consistent in nature or scope with the planned services. All services paid through the spending account or pre-approved by the Chairman must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

Management is responsible for Universal Corporation's internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of Universal Corporation's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communication with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence from Universal Corporation and management. Moreover, the Audit Committee has considered whether the independent registered public accounting firm's provision of non-audit services to Universal Corporation is compatible with maintaining the independent registered public accounting firm's independence.

In reliance on the reviews and discussions referred to above, the representation of management that the audited financial statements were prepared in accordance with generally accepted accounting principles and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Universal Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2018, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness, or presentation of the information contained in the audited financial statements.

AUDIT COMMITTEE

Eddie N. Moore, Jr., Chairman
John B. Adams, Jr.
Lennart R. Freeman
Michael T. Lawton
Robert C. Sledd

Richmond, Virginia
May 25, 2018

The Audit Committee Report does not constitute solicitation material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending March 31, 2019. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

Ernst & Young LLP's principal function is to audit the consolidated financial statements and internal control over financial reporting of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in our quarterly reports.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the appointment, the Audit Committee will consider whether to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the shareholders did not ratify the appointment or may select another nationally recognized accounting firm without resubmitting the matter to shareholders. Even if the appointment is ratified, the Audit Committee reserves the right, in its discretion, to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2019.

PROPOSALS FOR 2019 ANNUAL MEETING

Under the regulations of the Securities Exchange Act, any shareholder desiring to make a proposal to be acted upon at the 2019 Annual Meeting must cause such proposal to be delivered, in proper form, to our Secretary at the address provided on page 5 of this Proxy Statement no later than February 28, 2019, in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting. We anticipate holding the 2019 Annual Meeting on August 6, 2019.

Our Bylaws and Corporate Governance Guidelines also prescribe the procedure a shareholder must follow to nominate directors, and our Bylaws prescribe the procedure a shareholder must follow to bring other business, before shareholders' meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by our Secretary not less than 60 days and not more than 90 days prior to the date of the Annual Meeting. Based upon an anticipated date of August 6, 2019, for the 2019 Annual Meeting, we must receive such notice no later than June 7, 2019, and no earlier than May 8, 2019. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the Annual Meeting must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of our Bylaws or Corporate Governance Guidelines, without charge, upon written request to our Secretary at the address provided on page 5 of this Proxy Statement. The Corporate Governance Guidelines can also be obtained, free of charge, by visiting the “Corporate Governance” section of our Internet website at http://investor.universalcorp.com/corporate-governance.cfm.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access to Proxy Materials and Annual Reports

This Proxy Statement and our fiscal year 2018 Annual Report are available under the “Investor - Financial Information” section of our Internet website at http://investor.universalcorp.com/financials.cfm. Paper copies of these documents may be requested by contacting Investor Relations at the address or phone number provided on page 5 of this Proxy Statement.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us to deliver a single Proxy Statement and Annual Report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. We will deliver promptly upon written or oral request a separate Proxy Statement and Annual Report to a shareholder at a shared address that only received a single set of such materials for this year. If a shareholder whose household only received a single set of materials would prefer to receive his or her own copy of the Proxy Statement and Annual Report, he or she may request the materials by contacting our Secretary at the address or phone number provided on page 5 of this Proxy Statement. If shareholders sharing an address are still receiving multiple copies of the Proxy Statement and Annual Report, he or she may request delivery of only a single copy of such materials by contacting our Secretary at the address or phone number provided on page 5 of this Proxy Statement.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

OUR 2018 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES A COPY OF OUR FISCAL YEAR 2018 ANNUAL REPORT (EXCLUDING EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE FISCAL YEAR 2018 ANNUAL REPORT CAN BE OBTAINED WITHOUT CHARGE BY CONTACTING US AT THE ADDRESS OR PHONE NUMBER PROVIDED ON PAGE 5 OF THIS PROXY STATEMENT OR BY VISITING OUR INTERNET WEBSITE AT HTTP://INVESTOR.UNIVERSALCORP.COM/CONTACTUS.CFM.

By Order of the Board of Directors
Preston D. Wigner, Secretary

[FORM OF PROXY]

UNIVERSAL CORPORATION ATTN: INVESTOR RELATIONS 9201 FOREST HILL AVENUE STONY POINT II BUILDING RICHMOND, VA 23235
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/01/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/01/2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

	CONTROL#	00000000000000000
NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K	SHARES	123,456,789,012.1234 123,456,789,012.1234 123,456,789,012.1234 123,456,789,012.1234 123,456,789,012.1234 123,456,789,012.1234 123,456,789,012.1234 123,456,789,012.1234
	PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors:	☐	☐	☐
Nominees

01 Diana F. Cantor	02 Robert C. Sledd	03 Thomas H. Tullidge, Jr.

The Board of Directors recommends you vote FOR proposals 2 and 3.	For All	Withhold All	For All Except

2. Approve a non-binding advisory resolution approving the compensation of the named executive officers.	☐	☐	☐
3. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.			☐
(see reverse for instructions)				Investor Address Line 1
		Yes	No	Investor Address Line 2
Please indicate if you plan to attend this meeting		☐	☐	Investor Address Line 3
Investor Address Line 4
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

UNIVERSAL CORPORATION Annual Meeting of Shareholders August 2, 2018 2:00 PM Eastern Time This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Preston D. Wigner and David C. Moore, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of UNIVERSAL CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 02:00 PM, EST on
August 2, 2018, at Universal Corporation, 9201 Forest Hill Avenue, Stony Point II Building, Richmond, Virginia
23235, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:
__________________________________________________________________________________________
__________________________________________________________________________________________
__________________________________________________________________________________________
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.

Continued and to be signed on reverse side